UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

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☐ Soliciting Material Under Rule 14a-12

REACHLOCAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 5, 2013

Dear Stockholder:

You are cordially invited to join us at the 2013 Annual Meeting of Stockholders of ReachLocal, Inc., which will be held at 9:00 a.m. (PDT) on May 22, 2013 at The Westin Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California, 90045.

At the meeting, we will ask our stockholders to vote on proposals to elect Zorik Gordon, Robert Dykes and Alan Salzman to serve three-year terms as members of our board of directors and to approve our Amended and Restated 2008 Stock Incentive Plan. We will also ask our stockholders to ratify the audit committee’s appointment of our independent registered public accounting firm for the current fiscal year.

The board of directors unanimously believes that each of the proposals is in the best interests of ReachLocal and its stockholders, and, accordingly, recommends a vote “FOR” Zorik Gordon, Robert Dykes and Alan Salzman to serve as directors, a vote “FOR” the approval of our Amended and Restated 2008 Stock Incentive Plan, and a vote “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm.

We hope that you will take this opportunity to participate in the affairs of the company.  Whether or not you plan to attend the meeting, it is important that your shares be represented and voted.  You may vote on the Internet, by telephone or by completing and mailing a proxy card.  Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the annual meeting.  Additional information about voting your shares is included in the proxy statement.

We look forward to seeing you at the Annual Meeting.

Sincerely,

David Carlick Chairman of the Board of Directors	Zorik Gordon Chief Executive Officer

REACHLOCAL, INC.

21700 Oxnard Street, Suite 1600
Woodland Hills, California 91367

Notice Of Annual Meeting Of Stockholders
To Be Held On Wednesday, May 22, 2013

To the Stockholders of ReachLocal, Inc.:

The Annual Meeting of Stockholders of ReachLocal, Inc., a Delaware corporation, will be held on May 22, 2013, at The Westin Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California, 90045, at 9:00 a.m. (PDT), for the purpose of considering and acting upon the following:

1.
The election of Zorik Gordon, Robert Dykes and Alan Salzman to serve as members of our board of directors until the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	The approval of our Amended and Restated 2008 Stock Incentive Plan;

3.	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

4.	The transaction of any other business that may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 27, 2013 will be entitled to notice of and to vote at the meeting and any continuations, adjournments or postponements thereof.  A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the meeting and at the executive offices of ReachLocal during regular business hours for at least ten days prior to the meeting.

All stockholders are cordially invited to attend the Annual Meeting in person.  Your vote is important to us, and we hope that you will take this opportunity to participate in the affairs of the company.  Whether or not you plan to attend the Annual Meeting, we urge you to read the accompanying materials regarding matters to be voted on at the meeting and use the proxy card and instructions to submit your vote by proxy.  You may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card.  Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the meeting. If you hold your shares in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive instructions on how to vote your shares from such broker, bank or other nominee.

You may revoke your proxy delivered pursuant to this solicitation at any time prior to the Annual Meeting.  If you attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.  If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. We look forward to your participation.

By Order of the Board of Directors

Adam F. Wergeles Secretary

Dated: April 5, 2013

TABLE OF CONTENTS

Questions and Answers About the Proxy Materials and the Annual Meeting	1

Ownership of the Company	5

Corporate Governance	7

Report of the Audit Committee	11

Audit Matters	12

Executive Officers of the Company	13

Report of the Compensation Committee	14

Compensation Discussion and Analysis	15

Executive Compensation Tables	25

2012 Director Compensation	35

Equity Compensation Plan Information	37

Proposal 1 — Election of Directors	38

Proposal 2 — Approval of Our Amended and Restated 2008 Stock Incentive Plan	41

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm	51

Certain Relationships and Related Party Transactions	51

Other Matters	52

Appendix A: Amended and Restated 2008 Stock Incentive Plan	A-1

i

REACHLOCAL, INC.

21700 Oxnard Street, Suite 1600
Woodland Hills, California 91367

Your proxy is solicited on behalf of the board of directors (the “Board”) of ReachLocal, Inc., a Delaware corporation (“ReachLocal,” “we,” “us,” “our” or “the company”), for use at our 2013 Annual Meeting of Stockholders to be held on Wednesday, May 22, 2013, at 9:00 a.m. PDT, at The Westin Los Angeles Airport, 5400 West Century Boulevard, Los Angeles, California, 90045, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting.  Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the meeting.  This proxy statement is first being released to stockholders on or about April 5, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2013

The following proxy materials are available for review at http://investors.reachlocal.com/annuals.cfm:

•	our 2013 proxy statement;

•	the proxy card;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.

You are encouraged to access and review all of the important information contained in the proxy materials before voting.

 Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving this Proxy Statement?

You have been sent this proxy statement because you were a stockholder, or held ReachLocal stock through a broker, bank or other nominee, at the close of business on March 27, 2013, which is the record date for stockholders entitled to vote at the Annual Meeting.

What proposals will be considered at the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and act upon the following proposals:

1.
The election of Zorik Gordon, Robert Dykes and Alan Salzman to serve as members of the Board until the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	The approval of our Amended and Restated 2008 Stock Incentive Plan (the “stock incentive plan proposal”);

3.	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

4.	The transaction of any other business that may properly come before the meeting or any continuations, adjournments or postponements thereof.

We are not aware of any other business to be brought before the meeting.  If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

The Board unanimously believes that each of the proposals is in the best interests of ReachLocal and its stockholders, and, accordingly, recommends a vote “FOR” Zorik Gordon, Robert Dykes and Alan Salzman to serve as directors, a vote “FOR” the approval of the stock incentive plan proposal, and a vote “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accountants.

Who is entitled to vote at the Annual Meeting?

We have set March 27, 2013 as the record date for this year’s Annual Meeting.  All stockholders who owned our stock at the close of business on the record date are entitled to this notice and to vote at the meeting and any adjournments or postponements thereof.

As of the record date, there were 28,266,215 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each outstanding share of our common stock is entitled to one vote at the Annual Meeting.  You have one vote per share that you owned at the close of business on the record date.

How do I vote my shares?

You may vote by attending the Annual Meeting and voting in person, or you may vote by submitting a proxy.  The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.  If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive the proxy materials from your broker, bank or other nominee with instructions on how to vote your shares.  Your broker, bank or other nominee may allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone.

The Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on May 21, 2013.  If you vote by Internet or telephone, then you need not return a written proxy card by mail.

YOUR VOTE IS VERY IMPORTANT.  You should submit your proxy even if you plan to attend the Annual Meeting.  If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

What happens if I vote my shares by proxy?

If you properly fill in your proxy card and send it to us in time to vote, or vote your shares by telephone or Internet, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct.

If you sign and return a proxy card, but do not provide instructions on how to vote your shares, the designated officers will vote on each of the presented proposals on your behalf as follows:

•	“FOR” Zorik Gordon, Robert Dykes and Alan Salzman to serve as directors;

•	“FOR” approval of the stock incentive plan proposal; and

•	“FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Can I change or revoke my vote after I return my proxy card or voting instructions?

If you choose to vote your shares by giving a proxy pursuant to this solicitation, you may revoke or change your proxy instructions at any time prior to the casting of votes at the Annual Meeting if you take any of the following actions:

•	Execute and submit a new proxy card;

•	Submit new voting instructions through telephonic or Internet voting, if available to you;

•	Notify Adam F. Wergeles, Secretary of ReachLocal, in writing at the address provided on page 4, that you wish to revoke your proxy; or

•	Attend the Annual Meeting and vote your shares in person.

Attending the meeting in person will not automatically revoke your proxy. If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee.

Who pays for the proxy solicitation and how will ReachLocal solicit votes?

We pay all costs associated with the solicitation of proxies represented by the enclosed proxy card.  We will also pay any costs incurred by brokers and other fiduciaries to forward proxy solicitation materials to beneficial owners.

Proxies may be solicited by any of our directors, officers or employees on behalf of the Board by mail or in person, by telephone, via facsimile or e-mail.  Additionally, we have retained the firm of MacKenzie Partners, Inc. to assist with the solicitation of proxies and will pay a fee of $5,000 for this service, plus reasonable costs and expenses.

How many votes must be present to hold the Annual Meeting?

In order to conduct business and have a valid vote at the Annual Meeting, a quorum must be present in person or represented by proxies.  A quorum is defined as a majority of the shares outstanding on the record date and entitled to vote.  In accordance with our Amended and Restated Bylaws (our “bylaws”) and Delaware law, proxies reflecting broker “non-votes” and abstentions will be counted for purposes of determining whether a quorum is present.

What are broker “non-votes”?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients, or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. As members of the New York Stock Exchange, most banks, brokers or other nominees are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals, such as the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  If a broker votes shares for which a client has not given voting instructions for or against a routine proposal, those shares are considered present and entitled to vote at the Annual Meeting.  Those shares will be counted towards determining whether or not a quorum is present and will also be taken into account in determining the outcome of the routine proposals.  However, where a proposal is not routine, a broker who has received no instructions from its client generally does not have discretion to vote its clients’ uninstructed shares on that proposal.  When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as broker “non-votes.”  Those shares will be considered present for the purpose of determining whether or not a quorum is present, but will not be considered entitled to vote on the non-routine proposals and, therefore, will not be taken into account in determining the outcome of the non-routine proposals.  For this meeting, only Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter.  Proposals 1 (election of directors) and 2 (stock incentive plan) are not considered routine matters, and without your instruction, your broker cannot vote your shares on those proposals.

How many votes are required to approve the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal 1 — Election of Directors	Plurality of Votes Cast	NO
Proposal 2 — Approval of Amended and Restated 2008 Stock Incentive Plan	Majority of Votes Cast	NO
Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote Thereon	YES

Detailed information regarding each of the proposals to be presented at the 2013 Annual Meeting, and the means for stockholders to present proposals to be considered at the 2014 annual meeting, are presented on the following pages.  Additional information about us, our Board and its committees, equity ownership, compensation of officers and directors and other matters can be found starting at page 5.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Whom can I contact for assistance?

If you need assistance in voting over the Internet, by telephone or by completing your proxy card or have questions regarding the Annual Meeting, please contact Adam F. Wergeles at 818-274-0260 or write to Adam F. Wergeles, Secretary, ReachLocal, Inc., 21700 Oxnard Street, Suite 1600, Woodland Hills, California 91367.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995).  These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements.  The forward-looking statements may include statements regarding actions to be taken by us.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012 and in our periodic reports on Form 10-Q and Form 8-K.

Ownership of the Company

Security Ownership of Directors, Executive Officers and Certain Beneficial Owners

The following table shows the beneficial ownership of our common stock as of March 27, 2013 by:

•	each person who we believe beneficially owns more than 5% of our common stock based on our records and our review of Securities and Exchange (“SEC”) filings;

•	our directors, director nominees and named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership, which is determined in accordance with the rules and regulations of the SEC, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our common stock.  The number of shares of our common stock beneficially owned by a person includes shares of common stock issuable with respect to options held by the person that are exercisable within 60 days.  The percentage of our common stock beneficially owned by a person assumes that the person has exercised all options the person holds which are exercisable or exercisable within 60 days of March 27, 2013 and that no other persons exercised any of their options.

Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe, based on the information furnished to us, that each person identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the person.

Except as otherwise indicated, the business address for each of the following persons is 21700 Oxnard Street, Suite 1600, Woodland Hills, California 91367.

	Common Stock Beneficially Owned as of March 27, 2013
	Number of Shares	Percent
Greater Than 5% Stockholders:
Entities affiliated with VantagePoint Capital Partners (1)	12,745,001	44.78%
Entities affiliated with Rho Ventures (2)	2,883,117	10.16%
JPMorgan Chase & Co. (3)	1,876,753	6.64%

Directors and Named Executive Officers:
Zorik Gordon (4)	2,338,663	8.09%
Nathan Hanks (5)	1,107,473	3.82%
Michael Kline (6)	606,262	2.12%
Ross G. Landsbaum (7)	399,656	1.40%
Joshua Claman (8)	44,038	*
John Mazur (9)	38,657	*
David Carlick (10)	182,911	*
Robert Dykes (11)	208,889	*
James Geiger (12)	144,711	*
Habib Kairouz (2)	2,883,117	10.16%
Alan Salzman (1)	12,745,001	44.78%
Directors and Officers as a Group (13 persons) (13)	20,937,525	66.97%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
(1)
Includes 10,105 shares held by VantagePoint Management, Inc., 237,775 shares held by VantagePoint Venture Partners III, L.P., 1,952,995 shares held by VantagePoint Venture Partners III (Q), L.P., 846,099 shares held by VantagePoint Venture Partners IV, L.P., 8,451,641 shares held by VantagePoint Venture Partners IV(Q), L.P., 30,789 shares held by VantagePoint Venture Partners IV Principals Fund, L.P., 1,021,222 shares held by VantagePoint Venture Partners 2006(Q), L.P., 1,764 shares held by Mr. Salzman, 117,611 shares subject to options held by Mr. Salzman that are exercisable within 60 days of March 27, 2013, and 75,000 shares subject to options held by Jason Whitt, a former VantagePoint director nominee to the Board, that are exercisable within 60 days of March 27, 2013. Mr. Salzman, one of our directors, is the chief executive officer of VantagePoint Management, Inc. and also a managing member of the general partners of the limited partnerships listed above, and has voting and investment power with respect to such shares.  Mr. Salzman disclaims beneficial ownership with respect to all shares beneficially owned by entities affiliated with VantagePoint Capital Partners, except to the extent of his pecuniary interests therein.  The address of the entities and Mr. Salzman is 1001 Bayhill Drive, Suite 300, San Bruno, CA 94066.

(2)
Includes 2,534,443 shares held by Rho Ventures V, L.P., 222,523 shares held by Rho Ventures V Affiliates, L.L.C., 8,540 shares held by Mr. Kairouz and 117,611 shares subject to options held by Mr. Kairouz that are exercisable within 60 days of March 27, 2013. These stockholders are affiliated with Rho Capital Partners, Inc., the management company for Rho Ventures.  Mr. Kairouz, one of our directors, Mark Leschly and Joshua Ruch are managing members of the general partner of Rho Ventures V, L.P. and Rho Ventures V Affiliates, L.L.C. and may be deemed to share voting and investment control over the shares held by these entities.  Mr. Kairouz disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.  The address of Rho Capital Partners, Inc. is Carnegie Hall Tower, 152 West 57th Street, 23rd Floor, New York, NY 10019.

(3)
The 1,876,753 shares shown as beneficially owned are as reported by JPMorgan Chase & Co. (“JPM”) in a Schedule 13G filed with the SEC and dated February 1, 2013. JPM filed the Schedule 13G on behalf of itself and its wholly owned subsidiaries: JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc., JPMorgan Asset Management (UK) Ltd., and JPMorgan Asset Management (Canada) Inc. The address of JPM is 270 Park Ave., New York, NY 10017.

(4)
Consists of 1,620,879 shares held by the Gordon Family Revocable Trust, and 2,118 shares, 64,225 restricted shares subject to forfeiture and 651,441 shares subject to options that are exercisable within 60 days of March 27, 2013, each held by Mr. Gordon.

(5)
Consists of 240,000 shares held by the NJH GST Trust, of which Nathan Hanks’ spouse is the trustee and initial beneficiary, 47,527 shares held by Digital Media Distribution, LLC, of which Nathan Hanks is the Managing Director, and 46,963 shares, 60,475 restricted shares subject to forfeiture and 712,508 shares subject to options that are exercisable within 60 days of March 27, 2013, each held by Mr. Hanks.

(6)	Includes 6,000 restricted shares subject to forfeiture and 337,947 shares subject to options that are exercisable within 60 days of March 27, 2013.
(7)	Includes 28,913 restricted shares subject to forfeiture and 369,742 shares subject to options that are exercisable within 60 days of March 27, 2013.
(8)	Includes 44,038 restricted shares subject to forfeiture.
(9)	Includes 14,650 restricted shares subject to forfeiture and 24,007 shares subject to options that are exercisable within 60 days of March 27, 2013.
(10)	Includes 167,611 shares subject to options that are exercisable within 60 days of March 27, 2013.
(11)	Consists of 77,915 shares held by the Robert R.B. Dykes Trust, and 13,363 shares and 117,611 shares subject to options that are exercisable within 60 days of March 27, 2013, each held by Mr. Dykes.
(12)	Includes 117,611 shares subject to options that are exercisable within 60 days of March 27, 2013.
(13)	Includes an aggregate of 3,010,174 shares subject to options that are exercisable within 60 days of March 27, 2013 that are held by our directors and officers as a group.

Corporate Governance

Composition of the Board

Our Board has adopted corporate governance guidelines to establish the company’s overall governance practices.  These guidelines can be found in the corporate governance section of our website at http://investors.reachlocal.com.  In addition, these guidelines are available in print to any stockholder who requests a copy.  Please direct all requests to Adam F. Wergeles, Secretary, ReachLocal, Inc., 21700 Oxnard Street, Suite 1600, Woodland Hills, California 91367.  The Board does not believe that its members should be prohibited from serving on boards of other organizations.  In accordance with the corporate governance guidelines, however, a member of our Board may serve as a director of another company only to the extent such position does not conflict or interfere with such person’s service as our director, and the nominating and corporate governance committee  takes into account the nature of and time involved in a director’s service on other boards and/or committees in evaluating the suitability of individual director candidates and current directors and making its recommendations to our company’s stockholders.

Messrs. Gordon and Hanks serve as our Chief Executive Officer and President, respectively, and each is compensated for his position as an executive.  Neither executive receives additional compensation for his service on the Board.  Directors who are not also employees, the non-employee directors, are compensated for their services as described under “2012 Director Compensation” below.

Board Leadership Structure and Risk Oversight

At present, the Chair position for the Board is separate from the Chief Executive Officer position.  Mr. Salzman served as the non-executive Chairman of the Board from 2009 to April 2012.  In April 2012, the Board, other than Mr. Carlick, unanimously appointed Mr. Carlick as non-executive Chairman.  In making the determination to separate the roles of Chairman and CEO, our Board did not make a general determination that such separation is necessarily a better or more effective Board leadership structure for our company.  Rather, based on the historical relationships among our directors, the contemplated make-up of our Board in the near-term, and Mr. Carlick’s substantial experience as a member of the Board and as a director at other companies, our Board determined that appointing Mr. Carlick as non-executive Chairman is the appropriate Board leadership structure for our company and our stockholders at this time.

Our Board currently has five independent members and two non-independent members, our Chief Executive Officer and our President.

A number of our independent Board members are currently serving or have served as members of senior management of other public companies and have served as directors of other public companies.  We have three standing Board committees comprised solely of directors who are considered independent under The Nasdaq Global Select Market (“Nasdaq”) standards.  We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our company and our stockholders.

Our Board is primarily responsible for overseeing our risk management processes.  Our Board, as a whole, determines the appropriate level of risk for the company, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks.  Although our Board administers this risk management oversight function, each of our three standing Board committees supports our Board in discharging its oversight duties and addresses risks inherent in its respective area.  We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach.  In particular, the audit committee is responsible for considering and discussing our significant accounting and financial risk exposures and the actions management has taken to control and monitor these exposures, and the nominating and corporate governance committee is responsible for considering and discussing our significant corporate governance risk exposures and the actions management has taken to control and monitor these exposures.  The audit committee has received periodic reports from management with regard to these types of risks and going forward, we expect that the nominating and corporate governance committee will receive periodic reports from management regarding our assessment of such risks. While the Board oversees our risk management, company management is responsible for day-to-day risk management processes.  Our Board expects company management to consider risk and risk management in each business decision, to pro-actively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board.

Our compensation committee, with input from our management, assists our Board in reviewing and assessing whether any of our compensation policies and programs could potentially encourage excessive risk-taking.  In considering our employee compensation policies and practices, the compensation committee reviews, in depth, our policies related to payment of salaries and wages, commissions, benefits, bonuses, stock-based compensation and other compensation-related practices and considers the relationship between risk management policies and practices, corporate strategy and compensation.  A primary focus of our compensation program is intended to incentivize and reward growth in revenue and adjusted EBITDA, among other metrics.  See “Compensation Discussion and Analysis—Executive Summary—2012 Performance” for our definition of adjusted EBITDA. We believe these metrics are positive indicators of our long-term growth, operating results and increased stockholder value and therefore believe that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the company.

Board Independence

In accordance with Nasdaq standards and ReachLocal’s corporate governance guidelines, our Board has determined that the nominees for election to the Board at the Annual Meeting and all continuing directors, other than Messrs. Gordon and Hanks, are independent under Nasdaq standards.  In making this determination, the Board considered all relationships between ReachLocal and each director and each director’s family members.

Board Meetings

Our Board held nine meetings during 2012.  During 2012, each Board member attended at least 75% of the meetings of the Board and 75% of the meetings of the committees on which he served.  The Chairman of the Board, Mr. Carlick, or his designee, determines the order of business and the procedure at each meeting, including the regulation of the manner of voting and the conduct of business.  The Board frequently meets in executive session without management or other employees present.  The Chairman of the Board presides over these meetings.  We encourage our directors and nominees for director to attend our annual meetings of stockholders, and all of our directors attended our 2012 Annual Meeting.

Board Committees

Our Board maintains a standing audit committee, nominating and corporate governance committee and compensation committee.  Members serve on these committees until their resignation or until otherwise determined by our Board.  To view the charter of each of these committees please visit the corporate governance section of our website at http://investors.reachlocal.com. The membership of all of our standing Board committees as of the record date is as follows:

Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Alan Salzman		C	**
David Carlick	**		C
Robert Dykes	C	**
James Geiger	**		**
Habib Kairouz		**
__________
**   Member
“C” Chairperson

Audit Committee

We have an audit committee that has responsibility for, among other things:

•	overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

•	overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

•	reviewing our annual and quarterly financial statements;

•	appointing and evaluating the independent accountants and considering and approving any non-audit services proposed to be performed by the independent accountants; and

•
discussing with management and our Board our policies with respect to risk assessment and risk management, as well as our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures, if any.

The current members of our audit committee are Messrs. Carlick, Dykes and Geiger, with Mr. Dykes serving as the committee’s chair. All members of our audit committee meet the requirements for financial literacy, and the requirements for independence, under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of Nasdaq.  Our Board has determined that Mr. Dykes is an audit committee “financial expert,” as that term is defined by the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq.  The audit committee met eleven times during 2012.  Our audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.  A copy of the audit committee charter is available in the corporate governance section of our website at http://investors.reachlocal.com.

Compensation Committee

We have a compensation committee that has responsibility for, among other things:

•	reviewing management and employee compensation policies, plans and programs;

•	monitoring performance and compensation of our executive officers and other key employees;

•	preparing recommendations and periodic reports to our Board concerning these matters; and

•	administering our equity incentive plans.

The Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our certificate of incorporation, bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Nasdaq rules and other applicable law.

The members of our compensation committee are Messrs. Carlick, Geiger and Salzman, with Mr. Carlick serving as the committee’s chair.  All of the members of our compensation committee are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act, “outside directors” as defined pursuant to Section 162(m) of the Code and satisfy the independence requirements of Nasdaq.  The compensation committee met seven times during 2012.  A copy of the compensation committee’s charter is available in the corporate governance section of our website at http://investors.reachlocal.com.

Nominating and Corporate Governance Committee

We have a nominating and corporate governance committee that has responsibility for, among other things:

•	recommending persons to be selected by our Board as nominees for election as directors and to fill any vacancies on our Board;

•	considering and recommending to our Board qualifications for the position of director and policies concerning the term of office of directors and the composition of our Board; and

•	considering and recommending to our Board other actions relating to corporate governance.

The members of our nominating and corporate governance committee are Messrs. Salzman, Dykes and Kairouz, with Mr. Salzman serving as the committee’s chair.  All members of our nominating and corporate governance committee meet the independence requirements of Nasdaq.  When recommending persons to be selected by the Board as nominees for election as directors, the nominating and corporate governance committee considers such factors as the individual’s personal and professional integrity, ethics and values, experience in corporate management, experience in our company’s industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of our company’s operations and practical and mature business judgment.  In addition, although the nominating and corporate governance committee does not have a formal policy with respect to diversity, the nominating and corporate governance committee considers diversity of relevant experience, expertise and background in identifying nominees for directors.  A copy of the nominating and corporate governance committee charter is available in the corporate governance section of our website at http://investors.reachlocal.com.

The nominating and corporate governance committee will consider director candidates recommended by stockholders.  For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice, which notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not earlier than the 120th and not later than the 90th day prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made.  Further updates and supplements to such notice may be required at the times and in the forms required under our bylaws.  As set forth in our bylaws, submissions must include, among other things, the name and address of the proposed nominee; the class or series and number of shares of the company that are, directly or indirectly, owned of record or beneficially owned by such proposed nominee; information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act; a description of all direct and indirect compensation and other material monetary agreements during the past three years between the nominating person and the proposed nominee; and a completed and signed questionnaire, representation and agreement of the proposed nominee.  Our bylaws also specify further requirements as to the form and content of a stockholder’s notice.  We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which can be obtained, without charge, by contacting Adam F. Wergeles, Secretary, ReachLocal, Inc., 21700 Oxnard Street, Suite 1600 Woodland Hills, California 91367.  The nominating and corporate governance committee did not receive any director recommendations from a stockholder for consideration at the Annual Meeting.

Communication with the Board

Interested persons, including stockholders, may communicate with our Board, including the non-employee directors, by sending a letter to Adam F. Wergeles, Secretary, ReachLocal, Inc., 21700 Oxnard Street, Suite 1600 Woodland Hills, California 91367.  Our Secretary will submit all correspondence to the Chairman of our Board and to any specific director to whom the correspondence is directed.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is currently, or has been at any time, one of our officers or employees.  None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of our Board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee.

Code of Business Conduct and Ethics

We have adopted a code of business conduct, anti-bribery and corruption, and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting.  The code of business conduct, anti-bribery and corruption, and ethics is available in the corporate governance section of our website at http://investors.reachlocal.com.  Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Report of the Audit Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of ReachLocal, Inc. under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board.  The audit committee’s functions are more fully described in its charter, which is available under the corporate governance section of our website at http://investors.reachlocal.com.  Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.  In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management ReachLocal’s audited financial statements as of and for the fiscal year ended December 31, 2012.

The audit committee has discussed with Grant Thornton LLP, our company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Statement on Auditing Standards No. 16.  In addition, the audit committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the audit committee concerning independence, and has discussed with Grant Thornton LLP its independence from us.  Finally, the audit committee discussed with Grant Thornton LLP, with and without management present, the scope and results of Grant Thornton LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.  The audit committee also has engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and is seeking ratification of such selection by the stockholders.

Audit Committee of the Board
Robert Dykes (Chair)
David Carlick
James Geiger

Audit Matters

Independent Public Accountants

The audit committee approved all audit and non-audit services provided by Grant Thornton LLP during the 2011 and 2012 fiscal years.  The total fees paid or payable to Grant Thornton LLP for the last two fiscal years are as follows:

Type of Fees	Fiscal 2012	Fiscal 2011
Audit Fees	$1,114,914	$1,089,112
Audit-Related Fees	17,340	17,280
Tax Fees	—	—
All Other Fees	—	48,507
Total	$1,132,254	$1,154,899

Audit Fees

This category includes fees billed for the 2012 and 2011 fiscal years for the audits of our annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, services rendered in connection with our Forms S-3 and S-8, audit of internal control over financial reporting related to requirements of the Sarbanes-Oxley Act of 2002, and other matters related to the SEC.

Audit-Related Fees

This category includes fees associated with agreed upon procedures related to the computation of our underclassmen expense.

Tax Fees

For the fiscal years ended December 31, 2012 and 2011, there were no fees billed by Grant Thornton LLP for professional services for tax compliance, tax advice or tax planning.

All Other Fees

Other fees include professional services related to due diligence services performed by Grant Thornton LLP in connection with acquisitions by our company.

Pre-Approval Policies and Procedures

The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm.  This policy is set forth in our audit committee charter, which is available on our website.

The audit committee considered whether the non-audit services rendered by Grant Thornton LLP were compatible with maintaining Grant Thornton LLP’s independence as our independent registered public accounting firm and concluded that they were.

Executive Officers of the Company

Set forth below is information regarding our executive officers as of March 27, 2013:

Name	Age	Position
Zorik Gordon	41	Chief Executive Officer, Director
Nathan Hanks	38	President, Director
Michael Kline	46	Chief Strategy Officer and President of Local Commerce
Ross G. Landsbaum	50	Chief Financial Officer
Adam F. Wergeles	47	Chief Legal Officer, Secretary
Josh Claman	51	Chief Revenue Officer
Kris Barton	37	Chief Product Officer

Zorik Gordon, one of our founders, has served as our Chief Executive Officer and as a member of our Board since 2003 and also served as our President from 2003 to 2011.  For additional information regarding Mr. Gordon, see “Proposal 1—Election of Directors—Director Biographical Information—Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2016 Annual Meeting of Stockholders.”

Nathan Hanks, one of our founders, has served as our President since 2011 and as a member of our Board since October 2012.  For additional information regarding Mr. Hanks, see “Proposal 1—Election of Directors—Director Biographical Information—Directors Continuing in Office until the 2014 Annual Meeting of Stockholders.”

Michael Kline, one of our founders, has served as our Chief Strategy Officer and President of Local Commerce since 2011.  During the fourth quarter of 2012, Mr. Kline tendered his resignation, which will be effective June 30, 2013.  Previously, Mr. Kline served as our Chief Operating Officer and Chief Product Officer from 2003 to 2011, and as our Co-Chief Operating Officer during 2011.  Mr. Kline served as Vice President, Product Development at WorldWinner, a provider of prize-based tournaments in online games, from 2002 to 2003.  From 2001 to 2002, Mr. Kline served as Senior Manager, Media & Entertainment, at Deloitte Consulting, and from 1999 to 2000 he served as Senior Vice President of Strategy & Product Development for AdStar.com, a provider of advertisement management solutions.  Mr. Kline previously founded Recycler.com, a provider of online classified advertisements, and served as its General Manager from 1995 to 1998.  Mr. Kline holds a Bachelor of Arts degree in literature from Harvard College.

Ross G. Landsbaum has served as our Chief Financial Officer since 2008.  Prior to joining us, Mr. Landsbaum held various executive positions at MacAndrews and Forbes’ Panavision, a service provider to the motion picture and television industries, including Chief Financial Officer from 2005 to 2007 and Chief Operating Officer in 2007.  Prior to Panavision, Mr. Landsbaum served as Executive Vice President, Finance and Operations and Chief Financial Officer for Miramax Films, the art-house and independent film division of The Walt Disney Company, from 2001 to 2005.  Prior to that, he served in various capacities, including as the Chief Financial Officer at Spelling Entertainment Group, a diversified entertainment concern, and in various capacities at Arthur Andersen. Mr. Landsbaum holds a Master of Accounting and a Bachelor of Science in Accounting from the University of Southern California.

Adam F. Wergeles has served as our Chief Legal Officer since 2013 and currently serves as our Secretary. Previously, Mr. Wergeles served as our General Counsel from 2007 to 2013.  From 2003 to 2007, Mr. Wergeles served as Chief Legal Officer for Connexus Corporation, an online media company.  Before Connexus Corporation, Mr. Wergeles served as Vice President, Operations for Kaplan’s Concord Law School, a provider of online legal education, from 2001 to 2003.  From 1999 to 2001, Mr. Wergeles served as General Counsel and Corporate Secretary for Quisic Corporation, an e-learning company.  Mr. Wergeles holds a Juris Doctor degree from the University of Southern California Law School and a Bachelor of Arts from Hamilton College.

Josh Claman has served as our Chief Revenue Officer since August 2012. Prior to joining ReachLocal, he spent 10 years at Dell where he served in several executive sales and general management roles.  From 2010 to 2012, Mr. Claman was Dell's Vice President and General Manager of Public and Large Enterprise Business in the Americas.  Prior to Dell, he held several senior executive positions at NCR.  Mr. Claman attended the Advanced Management Program at Oxford University, and received his Master of Business Administration from University of South Carolina and Bachelor of Arts from University of Illinois at Urbana-Champaign.

Kris Barton has served as ReachLocal’s Chief Product Officer since February 2012. Previously, he was Chief Operating Officer of multimedia software and platform company Nero AG from 2010 to 2012.  Since starting at Nero in 2006, Barton also held the title of Executive Vice President of Global Products, overseeing all product development.  Prior to Nero, Barton served in multiple management roles at Microsoft Corporation from 2001 to 2006, overseeing the product development efforts for the MSN online properties including MSN.com and MSN network channels.  Barton has also held product positions at Omniture and Novell Corporation. He holds a Bachelor of Arts in business administration and marketing communications from Brigham Young University.

Report of the Compensation Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of ReachLocal, Inc. under the Securities Act or the Exchange Act.

The compensation committee of the Board has reviewed and discussed the Compensation Discussion & Analysis with management.  Based on this review and discussion, the compensation committee has recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee of the Board
David Carlick (Chair)
James Geiger
Alan Salzman

Compensation Discussion and Analysis

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and the most important factors relevant to an analysis of these policies and decisions. These “named executive officers” for 2012 include Zorik Gordon, Chief Executive Officer; Ross G. Landsbaum, Chief Financial Officer; Nathan Hanks, President; Michael Kline, Chief Strategy Officer and President of Local Commerce; Joshua Claman, Chief Revenue Officer; and John Mazur, Chief Executive Officer, ReachLocal Europe, who ceased being an executive officer as of November 2012 as part of a broader management reorganization.

Executive Summary

Our compensation strategy focuses on providing a total compensation package that will not only attract and retain high-caliber executive officers and employees, but will also be utilized as a tool to communicate and align employee contributions with our corporate objectives and stockholder interests. It is our philosophy to provide a competitive total compensation package that enables our named executive officers, as well as our other employees, to share our success when our objectives are met.

Pay for Performance

Pay for performance is an important component of our compensation philosophy.  Consistent with this focus, our compensation program includes annual performance-based bonuses and long-term equity-based compensation, historically, primarily in the form of stock options. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of cash and non-cash compensation. For 2012, on average, approximately 59% of our named executive officers’ compensation came from variable performance-based pay consisting of performance-based bonuses (both formulaic and discretionary), commissions and incentive stock option awards.  Non-variable pay includes base salaries, non-performance based restricted stock awards and other perquisites and benefits. The chart below shows the mix between actual variable performance-based pay and non-variable pay for our named executive officers in 2012.

Annual Bonus Plan

For 2012, the compensation committee adopted the 2012 Executive Bonus Plan that included both a formulaic component and a discretionary component.  This discretionary element gave the compensation committee greater flexibility to consider other performance aspects, such as individual performance, execution against strategic initiatives and overall performance of our company as compared to new and existing competitors in determining annual bonus payouts.

2012 Performance

As is more fully discussed below, the 2012 Executive Bonus Plan, or the bonus plan, established a target bonus pool, which was divided into three component target bonus pools:  (i) 25% of the total bonus pool was tied to achievement of certain revenue objectives, (ii) 25% of the total bonus pool was tied to achievement of certain adjusted EBITDA (AEBITDA) objectives, and (iii) 50% of the total bonus pool was left to the discretion of the compensation committee (for information regarding our definition of adjusted EBITDA, see “Determination of Compensation—Compensation Philosophy” below). The actual size of the revenue and AEBITDA bonus pools were subject to adjustment upwards or downwards by multiplying the applicable bonus pool, determined based on the company’s actual achievement against the applicable targets, by the lower of the multiplier applied to the revenue pool and the multiplier applied to the AEBITDA pool. Although the revenue and AEBITDA bonus pools were determined independently, the compensation committee established this linkage to emphasize the importance of avoiding seeking either revenue growth or profitability at the expense of the other.

For 2012, we ended the year with revenue of $455.4 million (representing approximately 99.5% of target) and AEBITDA of $23.6 million (representing approximately 112% of target).  Due to the linkage of the two pools as described above, 96.4% of each of the revenue pool and the AEBITDA pool were funded and paid by reference to the Revenue Pool target. In addition, the compensation committee awarded all executives the full 50% they were eligible to receive under the discretionary portion of the bonus.

Mr. Mazur was not eligible to participate in the bonus plan but, as described below, was eligible to receive commission compensation.

Alignment with Stockholder Interests

We believe that our equity compensation program supports a long-term performance orientation by aligning interests between our executives and our stockholders. In addition, equity compensation awards with multi-year vesting requirements are intended to serve as a retention tool. We therefore view equity compensation as an important component of our executive compensation program. We provide long-term incentive awards to executives primarily through grants of stock options and restricted stock awards. Equity-based awards represented between 30% and 67% of our named executive officers’ compensation opportunity for 2012.

Stock Option Exchange

As more fully described below, on May 22, 2012, our stockholders approved a one-time stock option exchange for eligible employees that permitted such employees, including our executive officers, to surrender certain underwater stock options for cancellation in exchange for the grant of new replacement options to purchase a lesser number of shares having an exercise price equal to the fair market value of our common stock on the replacement grant date, or for our executive officers, $13.00 per share, which was 23% above the fair market value of our common stock on the replacement grant date. The stock option exchange was implemented to provide a reasonable, balanced and meaningful incentive for our employees, while minimizing accounting costs and reducing our equity award overhang.

Good Governance and Best Practices

In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, (i) our compensation committee is comprised solely of independent directors, (ii) our compensation committee retained an independent compensation consultant to provide it with advice on matters related to executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in our SEC filings, and (iii) our compensation committee meets frequently so as to be certain that it remains current with the performance of our senior team and addresses compensation matters in a timely manner.

We also endeavor to structure our executive compensation program in a manner that reflects best practices, including the following:

•	Our compensation programs limit cash severance payments to not more than twelve months’ base salary upon a termination of employment without cause or for good reason;

•	We do not provide for the payment of excise tax gross-ups on severance or other change in control payments; and

•	We maintain compensation arrangements that provide only for “double trigger” cash severance provisions in connection with a change in control of the company.

We provide our stockholders with the opportunity to cast a triennial advisory vote on the compensation of our named executive officers (a “say-on-pay proposal”).  A substantial majority of the votes cast at our 2011 annual meeting, our most recent annual meeting at which a say-on-pay proposal was presented to our stockholders, voted in favor of our say-on-pay proposal.  In evaluating our executive compensation program, the compensation committee considered the results of the say-on-pay proposal and other factors as discussed in this Compensation Discussion and Analysis.  While each of these factors informed the compensation committee’s decisions regarding the compensation of our named executive officers, the compensation committee did not implement significant changes to our executive compensation program in 2012. The compensation committee will continue to consider the outcome of the company’s say-on-pay proposals when making future compensation decisions for our named executive officers.  We will provide our stockholders with the opportunity to cast a say-on-pay vote at our 2014 annual meeting.

Determination of Compensation

Roles of Our Board of Directors, Compensation Committee and Chief Executive Officer in Compensation Decisions

Our compensation committee oversees our executive compensation program. Our Chief Executive Officer provides recommendations to our compensation committee with respect to salary adjustments, annual cash incentive bonus targets (if applicable) and awards and equity incentive awards for the named executive officers, excluding himself, and the other executive officers that report to him. Our compensation committee meets with our Chief Executive Officer at least annually to discuss and review his recommendations, together with the market data provided by its independent compensation consultant regarding executive compensation for our executive officers, excluding himself. Our policy has been that our compensation committee considers these recommendations in determining the compensation of the Chief Executive Officer and our other senior officers, and has the ability to increase or decrease amounts of compensation payable to our executive officers pursuant to those recommendations.

Competitive Market Data and Use of Compensation Consultants

Commencing in 2010, our compensation committee retained Frederic W. Cook & Co., or Cook, to advise on executive compensation matters. For 2012, the compensation committee again retained Cook, who compiled a peer group of companies against which to assess the three key components comprising our named executive officers’ compensation: base salary, cash bonus and equity incentives.  The peer group consisted of the following 15 publicly-traded Internet and distribution companies:

comScore	Kenexa	OpenTable	Taleo
Concur Technologies	Liquidity Services	QuinStreet	ValueClick
Constant Contact	Marchex	Shutterfly	Vistaprint
DealerTrack	NetSuite	Success Factors

This peer group represented a fairly substantial change in the peer group used in 2011 as the compensation committee worked closely with management and Cook to ensure that our peer group most closely reflected our business operations and financial profile.  Dice Holdings, Digital River, GSI Commerce, InfoSpace, Internet Brands, MDC Partners, MercadoLibre, Monster Worldwide, National CineMedia, Web.com and Websense were removed for the 2012 peer group due to differences in business model and/or financial profile.  Concur Technologies, DealerTrack, Kenexa, Liquidity Services, OpenTable, QuinStreet, Shutterfly, Success Factors, and Taleo were added because they more closely reflect our business model and/or financial profile. The company’s revenues were between the median and 75th percentile of the 2012 peer group and the company’s market capitalization was below the 25th percentile of the 2012 peer group.

Our compensation committee considered peer group data, but only as one element of the compensation committee’s overall consideration of the appropriate compensation levels. Our compensation committee does not aim to set total compensation, or any compensation element, at a specified level as compared to the companies in this peer group. Although our compensation committee considered Cook’s advice in considering our executive compensation program in 2012, our compensation committee ultimately made their own decisions about these matters, based on the peer group analysis and their own business experience and judgment.

For 2013, the compensation committee further refined our peer group by removing the following five companies:  Concur Technologies, Liquidity Services, and NetSuite due to differences in business model, and SuccessFactors and Taleo due to acquisition in 2012 (meaning that compensation data was no longer publicly available).   The compensation committee added the following seven companies that have business models which are more similar to the company’s business model:  Active Network, Angie’s List, Boingo Wireless, Cbeyond, Web.com Group, WebMD Group and Yelp. The company’s revenues are between the median and 75th percentile of the 2013 peer group and the company’s market capitalization is at approximately the 25th percentile of the 2013 peer group.

 Cook performs services solely on behalf of the compensation committee and, except as it may relate to the performance of such services, did not provide any other services to the company or company management in 2012.  Services that Cook provided to the compensation committee in 2012 included development of an applicable peer group, providing comparative data regarding compensation levels and practice and assistance with the design of our incentive programs and with structure our 2012 stock option exchange program. Our compensation committee has assessed the independence of Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Cook from independently representing the compensation committee.

Compensation Philosophy

Our compensation philosophy has been driven by a number of factors that are closely linked with our broader strategic objectives. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance while ensuring that the interests of the management team are aligned both internally, and with our strategic plan and the interests of our stockholders. Our executive compensation philosophy also recognizes that key and core to our success is our ability to rapidly expand the size and breadth of our direct sales force throughout the United States and overseas to create competitive barriers to entry. In that regard, a primary focus of our compensation program has been to incentivize and reward growth in revenue and adjusted EBITDA. We define adjusted EBITDA, or AEBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles and, in the case of the acquisition of SMB:LIVE, the deferred cash consideration), and amounts included in other non-operating income or expense.

Compensation for our named executive officers in 2012 consisted of the elements identified in the following table:

Compensation Element	Primary Objective
Base salary	To recognize ongoing performance of job responsibilities and as a necessary tool in attracting and retaining employees

Annual incentive cash compensation (bonuses)
To focus employees on corporate and individual objectives and link compensation opportunities for our named executive officers (and employees generally) to achievement of key business and individual objectives

Equity incentive compensation	To incentivize and reward increases in stockholder value and to emphasize and reinforce our focus on team success and to assist with the attraction and retention of key employees

Severance and change of control benefits	To provide income protection in the event of involuntary loss of employment and to focus named executive officers on stockholder interests when considering strategic alternatives

Retirement savings (401(k)) plan	To provide retirement savings in a tax-efficient manner

Health and welfare benefits	To provide a basic level of protection from health, dental, life and disability risks

Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives. The compensation levels of our named executive officers reflect to a significant degree the varying roles and responsibilities of such executives, as well as the length of time those executives have served our company.

Elements of Compensation

The following is a discussion of the primary elements of the compensation for each of our named executive officers.

Base Salaries

Messrs. Gordon, Hanks and Kline were among the original five founders of our company. Accordingly, their compensation was initially established to reflect their positions as founding executives of a start-up company and has evolved as we have grown and new investors have joined us. In contrast, Messrs. Landsbaum, Mazur and Claman joined us in June 2008, December 2007, and July 2012 respectively, and their initial compensation was the result of an arms-length negotiation at that time.  Base salaries of our named executive officers (other than our Chief Executive Officer) are recommended and reviewed periodically by our Chief Executive Officer, and the base salary for each named executive officer is approved by our compensation committee. Adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, experience and sustained performance. Decisions regarding salary increases may take into account the named executive officer’s current salary, equity ownership and the amounts paid to individuals in comparable positions at our peer companies. No formulaic base salary increases are provided to our named executive officers. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.

None of our named executive officers received an increase in base salary for 2012. The actual base salaries paid to all of our named executive officers during 2012 are set forth in the “Summary Compensation Table” below.

Cash Bonuses

2012 Executive Bonus Plan. In addition to base salaries, in 2012 the compensation committee recommended, and the board of directors adopted, our 2012 Executive Bonus Plan, or the bonus plan, in which Messrs. Gordon, Landsbaum, Hanks, Kline and Claman participated. Mr. Mazur was not eligible to participate in the bonus plan, and did not receive a bonus in 2012. Mr. Mazur did, however, receive commission compensation in addition to his 2012 base salary (for additional information see “Commission Compensation” below).

The bonus plan consisted of both a formulaic component and a discretionary component. The formulaic part of the plan was comprised of two target bonus pools, one of which was based on achievement of an annual consolidated revenue objective, or Revenue Target, and the other of which was based on achievement of an annual AEBITDA objective, or AEBITDA Target. Each of the Revenue Target and the AEBITDA Target was derived from the 2012 operating plan adopted by our board of directors and we developed this component of our bonus plan, in cooperation with our compensation committee, to motivate achievement of the Revenue Target and the AEBITDA Target. Finally, the compensation committee also determined that it was beneficial for there to be a purely discretionary element to enable focus and motivate outstanding individual performance and achievement of strategic and/or non-financial goals that may not be directly reflected through achievement of revenue or AEBITDA targets.

The aggregate 2012 target bonus pool for all our senior executives was set at approximately $2.3 million, with achievement of the Revenue Target comprising 25% of the target amount, or the Revenue Pool, achievement of the AEBITDA Target comprising 25% of the target amount, or the AEBITDA Pool, and the discretionary component comprising the remaining 50% of the target amount, or the Discretionary Pool. Our compensation committee determined that this allocation was consistent with the corporate objectives of rewarding revenue and AEBITDA growth, while at the same time encouraging focus on individual performance.

The Revenue Targets for 2012 were set as follows:

% of Revenue Pool Payable	2012 Revenue Target
0	Below $442,500,000
75%	$442,500,000
100%	$457,500,000
125%	At or above $468,750,000

For amounts between $442,500,000 and $468,750,000 the percentage of the Revenue Pool payable was prorated between 75% and 125% depending on actual achievement in 2012.

The AEBITDA Targets for 2012 were set as follows:

% of AEBITDA Pool Payable	2012 AEBITDA Target
0	Below $17,000,000
75%	$17,000,000
100%	$21,000,000
125%	At or above $25,000,000

For amounts between $17,000,000 and $25,000,000 the percentage of the AEBITDA Pool payable was prorated between 75% and 125% depending on actual achievement in 2012.

Our compensation committee also determined that the percentage payable for both pools would be the lower of the two (as determined based on actual 2012 performance).   For instance, if the percentage payable for the Revenue Pool was 100% and the percentage payable for the AEBITDA Pool was 110%, the percentage payable for both pools would be 100%.  The committee established this linkage to emphasize the importance of not seeking either revenue growth or profitability at the expense of the other.  The Discretionary Pool was set aside to reflect individual performance of our management.

The following table sets forth the allocation of the target bonus pool and the target bonuses for 2012 for participating named executive officers.  As with base salaries, target bonuses for Messrs. Gordon, Hanks and Kline were initially established to reflect their positions as founding executives of a start-up company and have since evolved and remained unchanged from the executives’ 2011 target bonuses. The target bonus for Mr. Landsbaum was increased from $123,500 to $165,000 to better reflect market rates for the compensation of chief financial officers of public companies, based on peer group analysis.

Executive	Participation % of Total Pool	2012 Target Bonus
Zorik Gordon	22%	$502,640
Ross G. Landsbaum	7	165,000
Nathan Hanks	15	337,250
Michael Kline	15	337,250
Josh Claman (1)	4	91,667

(1)
Mr. Claman’s target bonus was set at $200,000 as part of the arms-length negotiations over the terms of his employment.  However, for 2012, his target bonus was prorated to $91,667 to reflect his period of services in 2012 following the commencement of his employment in July 2012.

Except with respect to Mr. Claman, the allocation among the named executive officers was based on the assessments of their overall contributions to the business. Mr. Claman’s target was determined as part of the negotiation of the terms of his employment.

For 2012, we ended the year with revenue of $455.4 million (representing approximately 99.5% of target) and AEBITDA of $23.6 million (representing approximately 112% of target).  Due to the linkage of the two pools as described above, 96.4% of both the Revenue Pool and the AEBITDA Pool was paid.

The compensation committee then considered whether to pay some or all of the 50% in the Discretionary Pool.  The compensation committee decided to pay the full 50% to each participating named executive officer.  The primary rationale for electing to do so was as follows:

•	The company grew revenues over 21% year over year.

•
The company substantially exceeded its AEBITDA targets for the year, which represented 49% growth of AEBITDA over 2011 (AEBITDA results for 2012 and 2011 each include the reclassification of Bizzy as “discontinued operations”).

•	The company made significant strides with respect to new product initiatives and enhancements to existing products.

•	The company took significant steps to further enhance the management team.

•	The company successfully accelerated its roll-out of international offices, including new offices in Japan, Germany and Brazil.

•	The company successfully completed its first franchise agreement, enabling the company’s products to be sold into Slovakia, Czech Republic, Hungary, Poland and Russia.

•	The company’s stock price improved by 109% over the closing at December 30, 2011.

As the result of the foregoing, the named executive officers were paid just over 98% of their target bonuses.  The following table sets forth the 2012 target bonus and the 2012 actual bonus paid under the 2012 Executive Bonus Plan to each executive.

Executive	2012 Target Bonus	2012 Actual Bonus
Zorik Gordon	$502,640	$493,593
Ross G. Landsbaum	165,000	162,030
Nathan Hanks	337,250	331,180
Michael Kline	337,250	331,180
Josh Claman	91,667	90,017

The foregoing bonuses paid to our named executive officers for the 2012 fiscal year are also set forth in the “Summary Compensation Table.”

Additional Hanks Bonus for 2012.  In addition, the compensation committee awarded Mr. Hanks an additional $100,000 in view of his assumption of increased responsibilities as President and his strong performance in that role, specifically in connection with his expansion of the management team and his efforts to upgrade and enhance the company’s product suite.

2013 Executive Bonus Plan.  For 2013, the compensation committee has approved a substantially similar bonus paradigm, with 25% tied to AEBITDA performance, 25% tied to revenue performance and 50% left to the discretion of the compensation committee with the slight refinement that 50% of the discretionary element will be tied to an assessment of personal performance generally and 50% of the discretionary element will be tied to an assessment of personal performance in connection with various product initiatives.

Commission Compensation

Pursuant to his offer letter, as amended, Mr. Mazur was eligible to receive commissions on sales generated by our European operations. Mr. Mazur receives a monthly commission equal to the lesser of (i) 0.5% of the Net Advertising Revenue (as defined below) generated by our European operations in that calendar month in excess of €777,010 or (ii) €14,942.50. “Net Advertising Revenue” refers to the total amounts spent on advertising on behalf of advertisers or agencies in Europe for which we have been paid, less the sum of the following: (i) any credits, promotional or otherwise, issued to advertisers or agents; (ii) any credit card charge-backs made to advertisers or agencies; and (iii) any other payment cancellations made by or on behalf of advertisers or agencies (in each case whether relating to the current or any previous month).    For 2012, Mr. Mazur was paid €156,800 in commission compensation.

The foregoing commission compensation paid to Mr. Mazur for the 2012 fiscal year is also set forth in the “Summary Compensation Table” and amounts paid in a foreign currency are converted to U.S. dollars.

Long-Term Equity Incentives

The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers with the interests of our stockholders. Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our named executive officers during the award vesting period. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing stockholdings and long-term incentive awards, individual performance history, prior financial contributions to us and the size of prior grants.

To reward and retain our named executive officers in a manner that aligns their interests with stockholders’ interests, we have historically used stock options as the primary incentive vehicle for long-term compensation. Because employees realize value from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to achieve increases in the value of our stock over time.

We generally use stock options to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and additional or “refresher” grants. Although the compensation committee typically grants annual refresher grants, we have not established a formula or program for determining the size of any equity award, including any annual refresher grants, and our compensation committee retains discretion to make stock option awards to employees at any time, including in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management. In addition, in 2012, our compensation committee approved modest grants of restricted stock, largely motivated by a desire to conserve the shares available under our equity plan.

The exercise price of each stock option grant is at or above the fair market value of our common stock on the grant date, for which we use the closing price of our common stock on the Nasdaq on the grant date.  Stock option awards typically vest over a four-year period as follows (subject to continued service through the applicable vesting date): 25% of the shares underlying the option vest on the first anniversary of the vesting commencement date, and the remainder of the shares underlying the option vest in equal monthly installments over the following 36 months. The restrictions pertaining to the restricted stock grants generally lapse with respect to 25% of the shares on the first anniversary of the grant date, and lapse with respect to 1/12th of the shares on each three month anniversary of the grant date thereafter, subject to continued service. We believe these vesting schedules appropriately encourage continued service with the company while allowing our executives to realize compensation in line with the value they have created for our stockholders. Equity-based awards held by our named executive officers are also subject to accelerated vesting in the event of certain terminations of the named executive officer or a change in control. For more information, see “Severance and Change in Control Benefits” below. We do not currently have any formal stock ownership requirements for our named executive officers.

During 2012, we made the following grants of stock options and restricted stock to our named executive officers. The options and restricted stock vest in accordance with the vesting schedules described above.

Executive	2012 Stock Option Grants	2012 Restricted Stock Grants
Zorik Gordon	104,000	13,000
Ross G. Landsbaum	52,000	6,500
Nathan Hanks	64,000	8,000
Michael Kline	64,000	8,000
Josh Claman	155,000	20,000
John Mazur	60,000	--

With respect to all of our named executive officers other than Mr. Claman, these equity awards were granted as part of the compensation committee’s annual compensation review and are intended to further align our named executive officers’ interests with those of our stockholders.   With respect to Mr. Claman, his grants were determined as part of an arms-length negotiation of the terms of his compensation. The foregoing equity awards paid to our named executive officers for the 2012 fiscal year are also set forth in the “Summary Compensation Table.”

In addition to the annual equity awards granted to each of our named executive officers in 2012, in May 2012, our stockholders approved a one-time offer to exchange stock options whereby our employees, including our named executive officers, were able to elect to exchange underwater stock options for replacement options to purchase a lesser number of shares having a lower exercise price. Only stock options with exercise prices equal to or greater than $16.71 per share were eligible for exchange by our executive officers. The following table sets forth the exchange ratios that were used in the stock option exchange:

Exercise Prices	Shares Subject to Surrendered Option	Shares Subject to Replacement Option
$16.71	1.15	1
$22.46	1.45	1

For the executive officers, the replacement options had a per share exercise price equal to $13.00 per share, which was 23% above the fair market value of the company’s common stock on June 25, 2012, the date of the closing of the stock option exchange (and the grant date of the replacement options). The replacement options granted pursuant to the stock option exchange vest over four years as follows:  12.5% vest on the six-month anniversary of the replacement option grant date and the balance vest in substantially equal monthly installments thereafter over the subsequent 42 months, subject to the option holder’s continued service with the company or any of our subsidiaries. There was no incremental compensation expense as a result of the grant of replacement options to our named executive officers. The following table shows the number of options traded in and received by our named executive officers:

Executive	Stock Option Exchanged	Stock Options Received
Zorik Gordon	200,000	137,931
Ross G. Landsbaum	60,000	41,379
Michael Kline	100,000	68,965
John Mazur	30,000	20,689

Severance and Change in Control Benefits

Change in Control and Severance Policy for Senior Management

In 2008, our board of directors approved the Change in Control and Severance Policy for Senior Management, which we amended in February 2010. In adopting this policy, our board of directors determined that change in control and severance benefits are essential for us to fulfill our objective of attracting and retaining key managerial talent. The Change in Control and Severance Policy was adopted, and is maintained, to reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change in control, and to enable and encourage management to focus their attention on obtaining the best possible outcome for our stockholders without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits. In addition to providing severance benefits to any participant who incurs a termination of employment under certain circumstances following a change in control, the policy provides for severance payments in the event of termination without cause or termination by the employee for good reason under circumstances not involving a change in control. In the event of a change in control or a qualifying termination, an eligible participant in the policy may be entitled to receive salary continuation payments, equity award acceleration and certain other benefits as more fully described in the section entitled “Potential Payments Upon Termination or Change in Control” below.

Currently, all of the named executive officers other than Mr. Mazur are eligible to participate in this plan.  Payments under the policy are subject to the participant delivering an effective general release of claims in a form acceptable to us.

Employment Letters

As more fully described below in the section entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Letters,” Mr. Hanks’ and Mr. Mazur’s current employment letters each provides for certain payments and benefits upon a qualifying termination or a change in control, including salary continuation and the acceleration of certain unvested equity awards.

Retirement Savings

All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit, which was $17,000 in 2012, and to have the amount of this reduction contributed to our 401(k) plan.

Employee Benefits and Perquisites

All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our health and welfare plans. For employees generally, we bear some portion of the premium costs for such plans and the employee bears some of the premium costs. However, for the named executive officers, except Messrs. Mazur and Claman, we bear all of the premium costs. The incremental cost to our company related to bearing such costs for our named executive officers for 2012 is reflected under “All Other Compensation” in the “Summary Compensation Table” below. In connection with Mr. Mazur’s agreement to be based in the U.K. and now the Netherlands, we agreed to bear certain costs related to tax advice ($15,000 per year) (for additional information, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Letters—John Mazur” below). Such benefits are reflected under “All Other Compensation” in the “Summary Compensation Table” below and amounts paid in a foreign currency are converted to U.S. dollars.

Certain 2013 Compensation Decisions Relevant to 2012

On January 31, 2013, in order to reflect Mr. Hanks’ increased responsibilities and roles with our company, the compensation committee approved a base salary increase for Mr. Hanks from $333,000 to $400,000, effective as of January 1, 2013, and approved an increase in Mr. Hanks’ target bonus from approximately 100% of his base salary to 125% of his base salary. Finally, the compensation committee designated Mr. Hanks as a Group A participant in Change in Control and Severance Policy.

Tax Considerations

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for its named executive officers, other than its Chief Financial Officer, unless compensation is performance-based. Where reasonably practicable and to the extent that the Code Section 162(m) deduction disallowance becomes applicable to our company, our compensation committee may seek to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limitations. As such, in approving the amount and form of compensation for our named executive officers in the future, our compensation committee will consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m) of the Code. However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent.

Section 409A of the Internal Revenue Code

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, we generally intend to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Accounting Standards

ASC Topic 718, Compensation—Stock Compensation, or ASC Topic 718, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, restricted stock units and performance units under our equity incentive award plans are accounted for under ASC Topic 718. Our compensation committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Executive Compensation Tables

Summary Compensation Table

The following table sets forth summary information concerning the compensation of our named executive officers:

Name and Principal Position	Year	Salary($)	Bonus ($) (1)	Option Awards ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Zorik Gordon	2012	400,000	251,320	390,000	102,180	242,273 (4)	7,169	1,392,942
Chief Executive Officer	2011	400,000	100,528	2,267,300	--	--	6,697	2,774,525
	2010	400,000	502,640	1,268,669	--	--	5,850	2,177,159

Ross G. Landsbaum	2012	340,000	82,500	195,000	51,090	79,530 (4)	7,169	755,289
Chief Financial Officer	2011	340,000	24,700	680,190	--	--	6,697	1,051,587
	2010	340,000	117,000	507,468	--	--	5,851	970,319

Nathan Hanks	2012	333,000	268,625	240,000	62,880	162,555 (4)	6,955	1,074,015
President	2011	333,000	67,450	1,133,650	--	--	6,517	1,540,617
	2010	333,000	337,250	634,335	--	--	5,763	1,310,678

Michael Kline	2012	333,000	168,625	240,000	62,880	162,555 (4)	7,169	974,229
Chief Strategy Officer and President of Local Commerce	2011	333,000	67,450	1,133,650	--	--	6,697	1,540,797
	2010	333,000	337,250	634,335	--	--	5,776	1,310,361

Josh Claman	2012	183,333 (5)	45,834	919,150	238,600	44,184 (4)	--	1,431,101
Chief Revenue Officer

John Mazur	2012	485,389 (6)	--	297,600	--	202,121 (7)	15,000 (8)	1,000,110
Chief Executive Officer, ReachLocal Europe	2011	503,445	--	566,825	--	85,378 (9)	29,031	1,184,679

(1)	Amounts represent annual cash bonuses determined by the compensation committee in its discretion, including under the 2012 Executive Bonus Plan’s Discretionary Pool.

(2)
Amounts represent the full grant date fair value of stock options granted during 2010, 2011 and 2012 calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. Fair value of options granted  during 2012 pursuant to the option exchange are not included because in each case the grant date fair value provided no incremental fair value compared to the surrender date fair value of the surrendered options. For a discussion of the assumptions made in the valuation reflected in the Option Awards column, refer to Note 11 to our financial statements included in our Form 10-K filed March 11, 2013.

(3)
Amounts represent the full grant date fair value of restricted stock awards granted during 2012, calculated in accordance with ASC Topic 718. For a discussion of the assumptions used to calculate the value of all restricted stock awards made to named executive officers, refer to Note 11 to our financial statements included in our Form 10-K, filed on March 11, 2013.

(4)	Amounts represent annual cash bonuses determined by reference to achievement of financial targets as set forth in the 2012 Executive Bonus Plan.

(5)
Amount shown in the Salary column represents the base salary of Mr. Claman for the partial-year of service with our company in 2012. For 2012, the annual base salary rate for Mr. Claman was equal to $400,000.

(6)	Mr. Mazur’s base salary during 2012 was €376,551, converted to U.S. Dollars based on an exchange rate of 1.29 U.S. dollars to Euros, which was the average daily closing exchange rate during 2012.

(7)	Amount represents €156,800 of commission compensation, converted to U.S. Dollars based on an exchange rate of 1.29 U.S. dollars to Euros, which was the average daily closing exchange rate during 2012.

(8)	Amount represents reimbursement of certain costs related to tax advice.

(9)	Amount represents Mr. Mazur’s 2012 commission compensation, which was previously reported in the All Other Compensation column.

Grants of Plan-Based Awards in 2012

The following table sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2012:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards Per	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Target		Maximum	Units	Options	Share	Awards
Name	Date	($)	($)		($)	(#)	(#)	($)	($)
Zorik Gordon	February 17, 2012					-	104,000	7.86	390,000	(2)
	February 17, 2012					13,000	-	-	102,180	(3)
	June 25, 2012					-	137,931	13.00	-	(4)
		188,490	251,320		314,150
Ross G. Landsbaum	February 17, 2012					-	52,000	7.86	195,000	(2)
	February 17, 2012					6,500	-	-	51,090	(3)
	June 25, 2012					-	41,379	13.00	-	(4)
		61,875	82,500		103,125
Nathan Hanks	February 17, 2012					-	64,000	7.86	240,000	(2)
	February 17, 2012					8,000	-	-	62,880	(3)
		126,469	168,625		210,781
Michael Kline	February 17, 2012					-	64,000	7.86	240,000	(2)
	February 17, 2012					8,000	-	-	62,880	(3)
	June 25, 2012					-	68,965	13.00	-	(4)
		126,469	168,625		210,781
Josh Claman	August 2, 2012					-	125,000	11.93	741,250
	August 2, 2012					-	30,000	11.93	177,900
	August 2, 2012					20,000	-	-	238,600	(3)
		34,375	45,834		57,292
John Mazur	February 17, 2012					-	30,000	7.86	112,500	(2)
	June 25, 2012					-	20,689	13.00	-	(4)
	November 5, 2012					-	30,000	12.38	185,100
		-	85,378	(5)	-

(1)
Amounts shown in these columns represent each named executive officer’s non-discretionary incentive bonus opportunity under our 2012 Executive Bonus Plan, other than Mr. Mazur, who did not participate in the plan.  The “Target” amount represents the named executive officer’s target bonus if the performance goals under the 2012 Executive Bonus Plan were achieved at the target levels, and the “Threshold” and “Maximum” amounts represents the named executive officer’s minimum and maxim bonuses, respectively, if the performance goals under the 2012 Executive Bonus Plan were achieved at the minimum 75% levels or the maximum 125% levels.

(2)
Amount represents the full grant date fair value of stock options granted during the year ended December 31, 2012 calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, refer to Note 11 to our financial statements included in our Form 10-K filed March 11, 2013.

(3)
Amount represents the full grant date fair value of restricted stock awards granted during 2012, calculated in accordance with ASC Topic 718. For a discussion of the assumptions used to calculate the value of all restricted stock awards made to named executive officers, refer to Note 11 to our financial statements included in our Form 10-K filed on March 11, 2013.

(4)
Fair value of options granted  during 2012 pursuant to the option exchange are not included because in each case the grant date fair value provided no incremental fair value compared to the surrender date fair value of the surrendered options.

(5)
For Mr. Mazur, as the target amount is not determinable, the amount shown is a representative amount based on 2011 actual performance. For a description of Mr. Mazur’s commission arrangement, see “Elements of Compensation—Commission Compensation” above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Letters

We have entered into employment letters with each of our named executive officers. The principal elements of these employment letters are summarized below.

Zorik Gordon

In May 2004, we entered into, and in February 2010 amended, an employment letter with Mr. Gordon, pursuant to which Mr. Gordon serves as our Chief Executive Officer. Under his amended employment letter, Mr. Gordon’s annual base salary effective on January 1, 2010 is $400,000. The amended employment letter provides that Mr. Gordon is eligible to participate in all pension and welfare benefit plans that our company makes available to our senior executives from time to time.

Mr. Gordon’s amended employment letter also provides that he is eligible to participate in our Change in Control and Severance Policy. Upon the occurrence of a change in control of our company, we may elect to assign Mr. Gordon’s employment letter to the acquiring or surviving corporation.

Ross G. Landsbaum

In May 2008 we entered into an employment letter with Mr. Landsbaum, effective June 2008, pursuant to which Mr. Landsbaum serves as our Chief Financial Officer. The employment letter provides that Mr. Landsbaum will report to our Chief Executive Officer and that all of our finance-related employees will report directly or indirectly to him. Under the employment letter, Mr. Landsbaum is entitled to receive an annual base salary of $300,000, which is subject to review on an annual basis and which was raised to $374,000 effective as of January 1, 2013. The employment letter also provides that Mr. Landsbaum is eligible to participate in our Executive Bonus Plan. For additional information on bonuses, see “Elements of Compensation—Cash Bonuses” above.

During his employment, Mr. Landsbaum is eligible to participate in our health and welfare, retirement and other plans and programs that we make available to our senior executives from time to time. Pursuant to the employment letter, we paid Mr. Landsbaum $12,500 to reimburse him for reasonable attorney’s fees incurred in connection with the negotiation of his employment letter. The employment letter also provides Mr. Landsbaum with certain indemnification rights in connection with his services as a director, officer or employee of our company.

In connection with the execution of the employment letter, our Board granted Mr. Landsbaum an option to purchase 300,489 shares of our common stock at an exercise price equal to $10.91 per share. The stock option vested (i) 25% on the first anniversary of the commencement date of Mr. Landsbaum’s employment, and (ii) the remaining 75% in equal monthly installments over the three years thereafter.

Mr. Landsbaum’s employment letter also provides that he will be eligible to participate in our Change in Control and Severance Policy.

Nathan Hanks

In April 2005 we entered into an employment letter with Mr. Hanks, which was amended and restated effective as of May 6, 2009 and further amended in February 2010. Mr. Hanks serves as our President and reports to our Chief Executive Officer.

Under the amended and restated employment letter, Mr. Hanks’ annual base salary is $333,000, effective January 1, 2010 and which was raised to $400,000 effective as of January 1, 2013. The amended and restated employment letter further provides that Mr. Hanks is eligible to participate in any short- or long-term bonus or incentive plan that may be established from time to time by ReachLocal for its senior executives.

In connection with the May 2009 execution of the amended and restated employment letter, Mr. Hanks was granted a non-qualified stock option to purchase 220,000 shares of our common stock at an exercise price equal to $10.91 per share. Under the employment letter, the stock option vests as follows: (i) 25% on March 1, 2010, and (ii) the remaining 75% in equal monthly installments over the three years thereafter, subject to his continued employment with ReachLocal through vesting.

Under the amended employment letter, upon the occurrence of a “change in control” (as defined in the Change in Control and Severance Policy) of our company, Mr. Hanks’ stock option granted in connection with the execution of the amended and restated employment letter will, immediately prior to the occurrence of the change in control, vest and become exercisable with respect to 25% of the then-remaining outstanding unvested shares. The remaining shares will continue to vest, if at all, to the extent provided in the option agreement.

Mr. Hanks is also eligible to participate in our Change in Control and Severance Policy.

Michael Kline

In May 2004 we entered into, and in February 2010 amended, an employment letter with Mr. Kline. Mr. Kline serves as our Chief Strategy Officer and President of Local Commerce and reports to our Chief Executive Officer. Under his amended employment letter, Mr. Kline’s annual base salary effective January 1, 2010 is $333,000. The amended employment letter provides that Mr. Kline is eligible to participate in all pension and welfare benefit plans which ReachLocal makes available to its senior executives from time to time.

Mr. Kline’s amended employment letter also provides that he is eligible to participate in our Change in Control and Severance Policy. Upon the occurrence of a change in control of our company, we may elect to assign Mr. Kline’s employment letter to the acquiring or surviving corporation.

On November 1, 2012, we entered into a transition agreement with Mr. Kline in connection with his resignation from his position effective as of June 30, 2013. Following the termination of his employment, Mr. Kline will serve as a consultant through December 31, 2013 to assist with the transition of his responsibilities.

 Under the transition agreement, Mr. Kline will continue his employment with us in his current position through June 30, 2013, on the same terms and conditions as prior to entering into the transition agreement. He will be eligible to be paid a bonus targeted at $168,625 in respect of his employment during 2013, in accordance with the terms applicable to the bonuses for our senior management for 2013. If Mr. Kline’s employment is terminated by us without “cause” prior to July 1, 2013 then, in addition to any amounts to which he may become entitled under the our Change in Control Severance Policy, Mr. Kline will be eligible to receive his 2013 bonus.

 In connection with his consulting services under the transition agreement, Mr. Kline will receive a monthly consulting fee from July 1, 2013 through December 31, 2013, company-paid COBRA coverage for himself and his eligible dependents through December 31, 2013, and continued vesting of his currently outstanding stock options and shares of restricted stock through such date. The monthly consulting fee will equal $27,750, but if Mr. Kline’s employment is terminated without cause prior to December 31, 2013, the monthly consulting fee will be increased to compensate Mr. Kline for the loss of base pay during that period.

 In the event that (1) we terminate Mr. Kline’s consulting services without cause prior to or on December 31, 2013, (2) Mr. Kline renders the consulting services through December 31, 2013, to the satisfaction of our Compensation Committee, or (3) a “change in control” of our company occurs during the consulting period, then Mr. Kline will receive immediate acceleration of his outstanding equity awards to the extent such awards would have vested had he remained in service with our company through December 31, 2014. In addition, under the transition agreement, if Mr. Kline’s consulting services are terminated by us without cause prior to December 31, 2013, he will be entitled to receive a lump sum payment equal to his aggregate unpaid consulting fees and continued company-paid COBRA coverage through December 31, 2013.  Mr. Kline’s transition agreement also provides that he is eligible to receive certain payments and/or benefits upon a qualifying termination of employment prior to July 1, 2013, as further described under the section entitled “Potential Payments upon Termination or Change in Control” below.

Josh Claman

In May 2012 we entered into an employment letter with Mr. Claman, effective July 2012, pursuant to which Mr. Claman serves as our Chief Revenue Officer. The employment letter provides that Mr. Claman will report to our President. Under the employment letter, Mr. Claman is entitled to receive an annual base salary of $400,000 per year. The employment letter also provides that Mr. Claman will be eligible to participate in our Executive Bonus Plan. For additional information on bonuses, see “Elements of Compensation—Cash Bonuses” above.

During his employment, Mr. Claman is eligible to participate in our health and welfare, retirement and other plans and programs that we make available to our senior executives from time to time.

In connection with the execution of the employment letter, Mr. Claman was granted: (i) an option to purchase 125,000 shares of our common stock at an exercise price equal to $11.93, which vests 25% on August 2, 2013 and in equal monthly installments over the three years thereafter; (ii) 20,000 restricted shares of our common stock whose restrictions lapse 25% on August 2, 2013 and in equal quarterly installments over the three years thereafter; and (iii) an option to purchase 30,000 shares of our common stock at an exercise price equal to $11.93, which vests upon the company’s common stock achieving an average closing price on the NASDAQ greater than or equal to $35 per share for 20 consecutive trading days after August 2, 2013, in each case subject to his continued employment through the applicable vesting date.

Mr. Claman’s employment letter also provides that he will be eligible to participate in our Change in Control and Severance Policy.

John Mazur

In January 2008 we entered into, and in July 2010 we amended, an employment letter with Mr. Mazur. In February 2012, we entered into a secondment letter with Mr. Mazur that supplements his amended employment letter and pursuant to which Mr. Mazur serves as our Chief Executive Officer, ReachLocal Europe, and reports to ReachLocal’s Chief Executive Officer.

Pursuant to the secondment letter, effective January 1, 2012, Mr. Mazur’s base salary is €376,551. In addition, pursuant to the secondment letter, Mr. Mazur is eligible to receive a monthly commission equal to the lesser of (i) 0.5% of the Net Advertising Revenue (as defined below) generated by our European operations in the applicable calendar month in excess of €777,010 or (ii) €14,942.50. “Net Advertising Revenue” refers to the total amounts spent on advertising on behalf of advertisers or agencies in Europe for which we have been paid, less the sum of the following: (i) any credits, promotional or otherwise, issued to advertisers or agents; (ii) any credit card charge-backs made to advertisers or agencies; and (iii) any other payment cancellations made by or on behalf of advertisers or agencies (in each case whether relating to the current or any previous month). For 2012, Mr. Mazur was paid €156,800 in commission compensation. Mr. Mazur’s 2012 base salary and the foregoing commission compensation paid to Mr. Mazur for the 2012 fiscal year is also set forth in the “Summary Compensation Table” and amounts paid in a foreign currency are converted to U.S. dollars.

In connection with the execution of Mr. Mazur’s original employment letter, the Board granted Mr. Mazur a stock option to purchase 256,340 shares of our common stock at an exercise price equal to $9.226 per share. The stock option vested (i) 12.5% on June 30, 2008 and (ii) the remaining 87.5% in equal monthly installments over the 42 months thereafter.

Under the amended employment letter, Mr. Mazur receives a $15,000 per year tax planning allowance. In addition, subject to certain exceptions, Mr. Mazur has the right to be reimbursed for airfare for himself and his spouse and children to travel from Europe to the United States once each year. Mr. Mazur is also eligible to participate in our health and welfare, retirement and other plans and programs that we make available to our senior executives from time to time.

If Mr. Mazur’s employment is terminated by us for any reason other than for “cause” or by Mr. Mazur for “good reason” (each as defined in his amended employment letter), he is entitled to receive, subject to the signing of a general waiver and release of claims, (i) continuation payments of his then-current base salary for six months; and (ii) payment or reimbursement of monthly COBRA premiums for six months.

The amended employment letter also provides Mr. Mazur with certain indemnification rights in connection with his services as a director, officer or employee of our company.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2012:

		Option Awards					Stock Awards
Names	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Zorik Gordon	9/19/2008	5/7/2008	412,500	37,500	10.91	9/18/2015 (2)
	5/20/2010	5/20/2010	129,166	70,834	13.00	5/19/2017 (3)
	2/17/2012	2/17/2012	--	104,000	7.86	2/16/2019 (3)	13,000	(4)	167,830
	6/25/2012	6/25/2012	17,241	120,690	13.00	6/24/2019 (5)
Ross G. Landsbaum	9/19/2008	6/2/2008	297,489	--	10.91	9/18/2015 (3)
	5/20/2010	5/20/2010	51,666	28,334	13.00	5/19/2017 (3)
	2/17/2012	2/17/2012	--	52,000	7.86	2/16/2019 (3)	6,500	(4)	83,915
	6/25/2012	6/25/2012	5,172	36,207	13.00	6/24/2019 (5)
Nathan Hanks	6/25/2007	12/1/2006	126,260	--	1.03	6/24/2017 (3)
	2/1/2008	2/1/2008	100,000	--	9.23	1/31/2018 (6)
	9/19/2008	2/1/2009	134,166	5,834	10.91	9/18/2015 (3)
	4/23/2009	3/1/2009	206,250	13,750	10.91	4/22/2016 (3)
	5/20/2010	5/20/2010	64,583	35,417	13.00	5/19/2017 (3)
	2/17/2011	2/17/2011	45,833	54,167	22.46	2/16/2018 (3)
	2/17/2012	2/17/2012	--	64,000	7.86	2/16/2019 (3)	8,000	(4)	103,280
Michael Kline	9/19/2008	5/7/2008	215,144	20,000	10.91	9/18/2015 (2)
	5/20/2010	5/20/2010	64,583	35,417	13.00	5/19/2017 (3)
	2/17/2012	2/17/2012	--	64,000	7.86	2/16/2019 (3)	8,000	(4)	103,280
	6/25/2012	6/25/2012	8,620	60,345	13.00	6/24/2019 (5)
Josh Claman	8/2/2012	8/2/2012	--	125,000	11.93	8/1/2019 (3)	20,000	(4)	258,200
	8/2/2012	8/2/2012	--	30,000	11.93	8/1/2019 (7)
John Mazur	1/11/2008	12/31/2007	9,892	--	9.23	1/10/2015 (3)
	2/17/2012	2/17/2012	--	30,000	7.86	2/16/2019 (3)
	6/25/2012	6/25/2012	2,586	18,103	13.00	6/24/2019 (5)
	11/5/2012	11/5/2012	--	30,000	12.38	11/4/2019 (3)

(1)	Based on a market value of $12.91 per share, which was the closing price of our common stock on the NASDAQ on December 31, 2012.

(2)
These options are scheduled to vest and become exercisable as to 20% of the option on the first anniversary of the vesting commencement date and as to the remaining 80% in monthly installments over the 48-month period thereafter.

(3)
These options are scheduled to vest and become exercisable as to 25% of the option on the first anniversary of the vesting commencement date and as to the remaining 75% in monthly installments over the 36-month period thereafter.

(4)
These restricted shares are scheduled to vest, and the restrictions thereon will lapse, as to 25% of the total number of shares on the first anniversary of the vesting commencement date and as to the remaining 75% in quarterly installments over the 36-month period thereafter.

(5)
These options were issued in exchange for surrendered options pursuant to the stock option exchange we completed on June 25, 2012. These options are scheduled to vest and become exercisable as to 12.5% of the option on the six-month anniversary of the vesting start date and as to the remaining 87.5% in monthly installments over the 42-month period thereafter.

(6)	These options vested and become exercisable with respect to 1/48th of the option on the first monthly anniversary of the vesting commencement date and in equal monthly installments thereafter.

(7)
These options will vest upon the company achieving an average closing price on the NASDAQ greater than or equal to $35 per share for 20 consecutive trading days after the first anniversary of the vesting commencement date.

2012 Option Exercises and Stock Vested

The following table summarizes stock option exercises by and vesting of stock applicable to our named executive officers during the year ended December 31, 2012:

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Zorik Gordon	--	--
Ross G. Landsbaum	--	--
Nathan Hanks	25,000	261,030
Michael Kline	--	--
Josh Claman	--	--
John Mazur	34,474	126,697

(1) Amounts are calculated by multiplying the number of shares acquired on exercise by the closing price of a share of our common stock on the exercise date, net of the respective exercise price.

Potential Payments upon Termination or Change in Control

In 2008, our board of directors approved the Change in Control and Severance Policy for Senior Management, which we amended in February 2010. Under the terms of this policy, eligible participants are entitled to the payments and benefits described below. A participant’s right to receive payments and benefits under the Change in Control and Severance Policy is conditioned upon his or her acknowledgement and agreement that any benefits provided under the policy are in lieu of, and not in addition to, any such benefits provided under the terms of his or her individual employment letter.

Change in Control. Upon a “change in control” (as defined in the Change in Control and Severance Policy), eligible participants are entitled to accelerated vesting, immediately prior to the change in control, of 25% of their then-unvested equity awards. Remaining unvested shares will continue to vest, if at all, to the extent provided in the terms of the original award.

Change in Control and Involuntary Termination. Upon a termination of an eligible participant by us other than for “cause” or by the participant for “good reason” (each, as defined in the Change in Control and Severance Policy) within one year following a “change in control,” eligible participants are entitled to:

•	the payment of accrued salary and vacation;
•	immediate acceleration of all unvested equity compensation; and
•
continuation payments of the eligible participant’s then-current base salary for 12 months (Mr. Gordon, and effective January 1, 2013, Mr. Hanks) or six months (all other participants) and company-paid premiums for COBRA continuation coverage for up to 12 months (Mr. Gordon, and effective January 1, 2013, Mr. Hanks) or six months (all other participants) after the date of termination.

Involuntary Termination. Upon a termination of an eligible participant by us other than for “cause” or by the participant for “good reason” at any time other than within the one-year period following a “change in control,” eligible participants are entitled to:

•	the payment of accrued salary and vacation;
•
other than with respect to Mr. Kline, immediate acceleration of unvested equity awards that would have vested during the six-month period or, in the case of Mr. Gordon, and effective January 1, 2013, Mr. Hanks, the 12-month period, immediately following the date of termination; and

•
continuation payments of the eligible participant’s then-current base salary for 12 months (for Mr. Gordon, and effective January 1, 2013, Mr. Hanks) or six months (all other participants) and company-paid premiums for COBRA continuation coverage for up to 12 months (Mr. Gordon, and effective January 1, 2013, Mr. Hanks) or six months (all other participants) after the date of termination.

Messrs. Gordon, Hanks, Landsbaum, Kline and Claman participate in the Change in Control and Severance Policy. Pursuant to the terms of his amended employment agreement, Mr. Mazur has rights to severance substantially similar to Messrs. Landsbaum, Kline and Claman.

Mr. Kline has rights to receive certain payments and benefits pursuant to the transition agreement dated November 1, 2012 that are in addition to, or different from, rights to receive payments and benefits under the Change in Control and Severance Policy. If Mr. Kline’s employment is terminated by us without “cause” prior to July 1, 2013 then, in addition to receiving the accrued obligations and cash severance under the Change in Control and Severance Policy (as discussed above), Mr. Kline (i) will be eligible to receive his 2013 bonus and (ii) will receive immediate acceleration of his outstanding equity awards to the extent such awards would have vested had he remained in service with our company through December 31, 2014.

Summary of Potential Payments

The following table summarizes the payments that would have been made to our named executive officers upon the occurrence of a qualifying termination of employment or change in control, assuming that each named executive officer’s termination of employment with our company occurred on December 31, 2012 or in the event that a change in control of our company occurred on December 31, 2012, as applicable. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation.

Name	Termination Without Cause or With Good Reason (No Change in Control) ($)	Termination Without Cause or With Good Reason (Within One Year After Change in Control) ($)	Change in Control (No Termination) ($)
Zorik Gordon
Cash Severance (1)	400,000	400,000	--
Continued Health Benefits (2)	20,256	20,256	--
Acceleration of Equity Awards (3)	323,472	768,030	192,008

Total	743,728	1,188,286	192,008

Ross G. Landsbaum
Cash Severance (1)	170,000	170,000	--
Continued Health Benefits (2)	10,128	10,128	--
Acceleration of Equity Awards (3)	113,752	346,515	86,629

Total	293,880	526,643	86,629

Nathan Hanks
Cash Severance (1)	166,500	166,500	--
Continued Health Benefits (2)	10,091	10,091	--
Acceleration of Equity Awards (3)	179,170	465,648	116,412

Total	355,761	642,239	116,412

Michael Kline
Cash Severance (4)	832,805	832,805	--
Continued Health Benefits (2)	10,128	10,128	--
Acceleration of Equity Awards (3)	372,212	466,480	116,620

Total	1,215,145	1,309,413	116,620

Josh Claman
Cash Severance (1)	200,000	200,000	--
Continued Health Benefits (2)	10,091	10,091	--
Acceleration of Equity Awards (3)	--	410,100	102,525

Total	210,091	620,191	102,525

John Mazur
Cash Severance (1) (6)	248,823	248,823	--
Continued Health Benefits (2)	10,091	10,091	--
Acceleration of Equity Awards	50,495	167,400	41,850

Total	309,409	426,314	41,850

(1)
Represents the aggregate amount of base salary continuation payments to the named executive officer for the applicable severance period (12 months for Mr. Gordon and six months for the other named executive officers).

(2)
Represents the aggregate full premium payments that would be required to be paid to or on behalf of each named executive officer to provide continued health insurance coverage under COBRA (based on the executive’s health insurance coverage as of December 31, 2012) for the maximum period provided in the Change in Control and Severance Policy or employment agreement, as applicable (12 months for Mr. Gordon and six months for the other named executive officers).

(3)
Represents the aggregate value of the named executive officer’s (i) accelerated stock options, which was calculated by multiplying (x) the number of shares subject to acceleration by (y) the difference between the fair market value of a share of our common stock on December 31, 2012 ($12.91) and the per share exercise price of the accelerated option and (2) restricted stock that would have vested on an accelerated basis, determined by multiplying the number of shares of restricted stock that would have been accelerated by the fair market value of our common stock on December 31, 2012 ($12.91).

(4)
Represents the aggregate of six months’ base salary continuation payments, Mr. Kline’s actual 2012 bonus and target 2013 bonus and unpaid consulting fees, which would have been paid upon a qualifying termination of Mr. Kline’s services (both employment and any consulting services) on December 31, 2012.

(5)	Converted from Euros based on an exchange rate of 1.29 U.S. Dollars to Euros, which was the closing exchange rate on December 31, 2012.

2012 Director Compensation

The following table sets forth information concerning the compensation of our non-employee directors during the year ended December 31, 2012:

Name (1)	Fees Earned in Cash ($)		Option Awards ($) (2)		Total ($)
Alan Salzman	52,827	(3)	150,000		202,827
David Carlick	103,646		388,837	(4)	492,483
Robert Dykes	65,599	(5)	150,000		215,599
James Geiger	52,860		150,000		202,860
Habib Kairouz	37,805	(3)	150,000		187,805

(1)
Neither Mr. Gordon, our Chief Executive Officer, nor Nathan Hanks, our President, is included in this table as each is an employee of our company and does not receive compensation for his service as a director. All of the compensation paid to Messrs. Gordon and Hanks for the services he provides to us is reflected in the Summary Compensation Table.

(2)
Amounts represent the full grant date fair value of stock options granted during 2011 calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in the Option Awards column, refer to Note 11 to our financial statements included in our Form 10-K filed March 11, 2013.  As of December 31, 2012, Messrs. Salzman, Carlick, Dykes, Geiger, Kairouz held 117,611, 167,611, 117,611, 117,611, and 117,611unexercised stock options, respectively.

(3)
Pursuant to our Director Stock Plan, Messrs. Salzman and Kairouz elected to receive their entire cash retainer fees in the form of fully-vested shares of our common stock having a value equal to the amount otherwise payable in cash.

(4)
In connection with his election as the non-executive Chairman of the Board in May 2012, Mr. Carlick was granted a stock option covering 50,000 shares of common stock in addition to the annual stock option award each non-employee director received on the date of the annual meeting of stockholders.

(5)
Pursuant to our Director Stock Plan, Mr. Dykes elected to receive his entire cash retainer fees in the form of deferred shares of our common stock having a value equal to the amount otherwise payable in cash.

Director Compensation

The compensation program for our non-employee directors is intended to fairly compensate our directors for the time and effort necessary to serve as a member of our Board. Non-employee members of our Board receive a combination of cash and equity-based compensation.

Cash Compensation. In May 2012, our Board approved a revised non-employee director compensation program which provides for the following amounts, paid quarterly (all amounts are additive):

Board Service
Annual retainer	$35,000
Non-Executive Chairperson	$65,000
Audit Committee:
Committee member annual retainer	$10,000
Chairperson annual retainer	$15,000
Compensation Committee:
Committee member annual retainer	$5,000
Chairperson annual retainer	$10,000
Nominating and Corporate Governance Committee:
Committee member annual retainer	$2,500
Chairperson annual retainer	$7,500

Equity Compensation. Under the compensation program approved by the board of directors in May 2012, each non-employee director is entitled to receive an annual stock option award valued at $150,000 on the date of each annual meeting of stockholders. Annual option awards will vest on the earlier of the one-year anniversary of the grant date or the subsequent annual meeting, subject to continued service. In addition, Mr. Carlick was granted a stock option covering an additional 50,000 shares in May 2012 in connection with his election as the non-executive Chairman of the Board.

Non-employee directors are permitted to elect to receive some or all of their cash compensation in the form of shares of our common stock having an equal value. Participating directors may elect to receive such shares currently or on a deferred basis in accordance with the terms of the plan.

We pay reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with their attendance at board of directors and committee meetings and at other meetings to transact business of our company.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 regarding compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by stockholders (2)	7,052,000	(3)	$10.71	(4)	639,000
Equity compensation plans not approved by stockholders	--		--		--
Total	7,052,000	(3)	10.71	(4)	639,000

(1)	Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2)
Consists of the Amended and Restated ReachLocal 2008 Stock Incentive Plan (the “2008 Plan”) and the ReachLocal 2004 Stock Plan (the “2004 Plan”). We terminated the 2004 Plan on June 6, 2008 in connection with the adoption of the 2008 Plan. No new awards may be granted under the 2004 Plan following its termination, but awards outstanding at the time of termination of the 2004 Plan remain outstanding in accordance with their terms.

(3)	Consists of 7,052,000 shares of common stock underlying outstanding options and 295,000 shares of common stock underlying outstanding restricted stock units.

(4)
Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the 295,000 shares of common stock subject to outstanding restricted stock units that become issuable as those units vest and following any applicable deferral, without any cash consideration or other payment required for such shares.

Proposal 1 — Election of Directors

Board Structure

Our bylaws provide that the number of directors which shall constitute the whole Board initially shall be seven, and, thereafter shall be fixed exclusively by one or more resolutions adopted from time to time by a majority of the Board.  The Board sets the number of directors annually prior to the Annual Meeting. From April 2011 until October 2012, our Board consisted of six members.  In October 2012, the Board increased the number of directors to seven and appointed Mr. Hanks, our President, as a director.

The directors are divided into three classes.  Each director serves a term of three years.  At each annual meeting, the term of one class expires.  Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors.  A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

Each nominee presented below, if elected, will serve as a director until the 2016 Annual Meeting and he is succeeded by another qualified director, or until his earlier death, resignation or removal from the Board.  Each nominee listed below has given his consent to be named as a nominee for election and has indicated his intention to serve if he is elected.  The Board does not anticipate that any nominee will not be able to serve as a director, but in the event that a nominee is unable to serve, the Board may either propose an alternate nominee, in which case the proxies will be voted for the alternative nominee, or elect to further reduce the size of the Board.

The Nominees

The class of directors with a term expiring at this annual meeting consists of three directors—Zorik Gordon, Robert Dykes and Alan Salzman.  Based upon the recommendation of our nominating and corporate governance committee, our Board has nominated Messrs. Gordon, Dykes and Salzman for re-election to the Board as directors.  If elected, Messrs. Gordon, Dykes and Salzman would each serve a three-year term expiring at our 2016 Annual Meeting and when his successor is duly elected and qualified or until his earlier death, resignation or removal.  Biographical information on the nominee is furnished below under “Director Biographical Information.”

Set forth below is information as of March 27, 2013 regarding the nominees and each person whose term of office as a director will continue after the Annual Meeting.  There are no family relationships between the nominees and any of our directors or officers.

Name	Age	Position
Zorik Gordon	41	Director/Director Nominee and Chief Executive Officer
Nathan Hanks	39	Director and President
David Carlick (1)(2)	63	Director and Chairman
Robert Dykes (1)(3)	63	Director/Director Nominee
James Geiger (1)(2)	54	Director
Habib Kairouz (3)	46	Director
Alan Salzman (2)(3)	59	Director/Director Nominee

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Director Biographical Information

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2016 Annual Meeting of Stockholders

Zorik Gordon, one of our founders, has served as our Chief Executive Officer and as a member of our Board since 2003, and also served as our President from 2003 to 2011.  From 1999 to 2003, Mr. Gordon served as Chief Executive Officer and Vice President, Corporate Development for WorldWinner, a provider of prize-based tournaments in online games.  Mr. Gordon previously founded Jackpot.com, which grew to become the Connexus Corporation, an online marketing company.  Our Board has concluded that Mr. Gordon should serve on the Board based on his deep knowledge of ReachLocal gained from his positions as one of our founders and Chief Executive Officer.

Robert Dykes has served on our Board since 2008.  From 2008 until February 2013, Mr. Dykes served as the Executive Vice President and Chief Financial Officer of VeriFone, a provider of secure electronic payment solutions.  Prior to joining VeriFone, Mr. Dykes was the Chairman and Chief Executive Officer of NebuAd, a provider of targeted online advertising networks, from 2007 to 2008.  Prior to NebuAd, Mr. Dykes served as Executive Vice President of Business Operations and Chief Financial Officer of Juniper Networks, a provider of network infrastructure, from 2005 to 2007.  Before joining Juniper Networks, Mr. Dykes served as Chief Financial Officer and President, Systems Group, of Flextronics International, a provider of design and electronics manufacturing services, from 1997 to 2004.  Prior thereto, Mr. Dykes served as Executive Vice President of Worldwide Operations and Chief Financial Officer of Symantec Corporation.  Mr. Dykes holds a Bachelor of Commerce and Administration from Victoria University, New Zealand.  Our Board has concluded that Mr. Dykes should serve on the Board, the audit committee and the nominating and corporate governance committee based on his corporate management experience, his financial literacy and his experience with the use of technology in advertising.

Alan Salzman has served on our Board since 2007 and served as our Chairman from 2009 to April 2012. Mr. Salzman is the co-founder of VantagePoint Capital Partners, a venture capital firm specializing in multi-stage investing, and has served as its Chief Executive Officer and Managing Partner for more than the past five years. Mr. Salzman previously held a faculty appointment for more than 10 years as an Adjunct Professor of Venture Capital and Entrepreneurial Companies at Stanford Law School. Mr. Salzman holds a Bachelor of Arts degree from the London School of Economics and the University of Toronto, a Juris Doctor degree from Stanford Law School, and a Master of Laws degree in international business from Vrije Universiteit Brussels.  Our Board has concluded that Mr. Salzman should serve on the Board, the compensation committee and the nominating and corporate governance committee based on his experience in working with entrepreneurial companies, his particular familiarity with technology companies, his experience in finance and mergers and acquisitions, his financial literacy and, as one of our early stage investors, his deep knowledge of ReachLocal.

The Board unanimously recommends that you vote “FOR” the election of each of Zorik Gordon, Robert Dykes and Alan Salzman to serve as directors.

Our bylaws provide that at all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast, which means the nominee receiving the highest number of “for” votes, is sufficient to elect a director.  Abstentions will have no effect in determining which nominee received a plurality of votes cast, because approval of a percentage of shares present or outstanding is not required for this proposal.  Brokers are not empowered to vote on the election of directors without instruction from the beneficial owner of the shares.  Resulting broker non-votes will not be counted as votes cast either for or against the nominee and therefore will not affect the outcome of the director elections.

Directors Continuing in Office until the 2014 Annual Meeting of Stockholders

David Carlick has served on our Board since 2004 and has served as our Chairman since April 2012.  Mr. Carlick currently serves as a Venture Partner with Rho Capital Partners, an investment and venture capital management company.  From 1999 to 2008, he served in various positions at VantagePoint Venture Partners, most recently as Venture Partner. Prior thereto, Mr. Carlick held various positions with PowerAgent, an opt-in marketing and consumer privacy company, and Poppe Tyson, an advertising agency and interactive marketing firm.  In 1995, while at Poppe Tyson, Mr. Carlick co-founded DoubleClick, which provides on-line marketing services.  Mr. Carlick currently serves as a director and the Chairman of the Grocery Shopping Network, a private company that provides digital grocery advertising network, promotion and planning solutions, and as a director of Effective Measure, a privately held company providing analytics and insight to advertisers and publishers on web traffic in the Southwest Asia, Middle East and North African markets, and Brandscreen, a privately held company providing DSP services in Asia and Oceania.  He has previously served as a director of Intermix Media, a publicly held online advertising and direct marketing company, Ask Jeeves, a publicly held search engine company and International Network Services, a publicly held company that provides network consulting services and business solutions.  Mr. Carlick holds a Bachelor of Science degree in business with an accounting emphasis from San Jose State University.  Our Board has concluded that Mr. Carlick should serve on the Board, the compensation committee and the audit committee based on his experience in the online marketing and new media industries, his experience in finance, his general expertise in business and accounting, his financial literacy and his prior directorships with start-up companies.

Nathan Hanks, one of our founders, has served as our President since 2011 and as a member of our Board since October 2012.  Previously, Mr. Hanks served as our Chief Distribution Officer from 2004 to 2011, and as our Co-Chief Operating Officer and Chief Revenue Officer during 2011.  From 1999 to 2004, Mr. Hanks held various positions at CDI Corporation, a provider of outsourcing solutions and professional staffing, most recently as Vice President, SAP Services.  Prior to that, he founded and operated a number of companies from 1996 to 1999 with a focus on the retail industry.  Mr. Hanks holds a Bachelor of Arts in Political Science from the University of Louisiana at Lafayette and a Master of Business Administration from Centenary College.  Our Board has concluded that Mr. Hanks should serve on the Board based on Mr. Hanks’ long history with our company as one of its founders, his expanded role with our company, and his deep knowledge of our company and its business and markets.

Directors Continuing in Office until the 2015 Annual Meeting of Stockholders

James Geiger has served on our Board since 2007.  Mr. Geiger is the founder of Cbeyond, a public company that provides Voice over Internet Protocol-based managed services, and has served as its Chairman, President and Chief Executive Officer since its inception in 1999.  Prior thereto, Mr. Geiger held various positions with Intermedia Communications, FiberNet, a metropolitan area network provider, Frontier Communications, a provider of telecommunications services, and Price Waterhouse (now PricewaterhouseCoopers), a professional services firm.  Mr. Geiger currently serves on the boards of directors of the Marist School, an independent Catholic School of the Marist Fathers and Brothers and the Hands On Network, a national volunteer organization that promotes civic engagement in communities.  Mr. Geiger holds a Bachelor’s degree in accounting and pre-law from Clarkson University.  Our Board has concluded that Mr. Geiger should serve on the Board, the compensation committee and the audit committee, and previously the nominating and corporate governance committee, based on his experience in the technology and advertising sectors, including his experience managing a public technology company, as well as his financial literacy.

Habib Kairouz has served on our Board since 2007.  Mr. Kairouz is a Managing Partner of Rho Capital Partners, an investment and venture capital management company, which he joined in 1993.  Prior to joining Rho, Mr. Kairouz worked for five years in investment banking and leverage buyouts with Reich & Co. and Jesup & Lamont.  Mr. Kairouz previously served on the board of directors of iVillage Inc., a publicly-held media company that operates a community website for women, and currently serves on the board of directors of Bluefly, Inc., a publicly-held online retailer, IntraLinks Holdings, a publicly-held provider of information exchange solutions, and a number of privately-held companies.  Mr. Kairouz holds a Bachelor of Science degree in engineering from Cornell University and a Master of Business Administration in Finance from Columbia University. Mr. Kairouz serves as the Board nominee of Rho Capital Partners, one of our investors.  In addition, our Board has concluded that Mr. Kairouz should serve on the Board and the nominating and corporate governance committee based on his experience in working with and holding directorships with technology companies, his experience in finance and mergers and acquisitions and his financial literacy.

Proposal 2 — Approval of Our Amended and Restated 2008 Stock Incentive Plan

Introduction

We are asking our stockholders to approve the ReachLocal, Inc. Amended and Restated 2008 Stock Incentive Plan, or the 2008 Plan, to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).   A copy of the 2008 Plan is attached hereto as Appendix A.

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer) (“covered employees”). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2008 Plan is discussed below, and stockholder approval of this Proposal 2 will be deemed to constitute approval of the material terms of the performance goals under the 2008 Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the material terms of the performance goals under the 2008 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the 2008 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the 2008 Plan’s performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the 2008 Plan. Nothing in this proposal precludes us or our compensation committee from making any payment or granting awards that are not intended to qualify for tax deductibility under Section 162(m).

If our stockholders do not approve the 2008 Plan pursuant to this Proposal 2, we will not make any further grants under the 2008 Plan to Section 162(m) covered employees or pay any compensation under the 2008 Plan to Section 162(m) covered employees (other than pursuant to awards granted prior to the date of our Annual Meeting).  The 2008 Plan will, however, remain in effect with respect to individuals other than covered employees and we may continue to grant performance-vesting and other equity awards under the 2008 Plan to such individuals, subject to the terms and conditions of the 2008 Plan.  In addition, all previously granted awards will continue to be subject to the 2008 Plan.

As of March 27, 2013, the number of shares remaining available for issuance pursuant to awards granted under the 2008 Plan was approximately 603,464 and the closing sale price of our common stock on that date was $14.89.

Material Terms of the 2008 Plan

The material terms of the 2008 Plan are summarized below.  This description is qualified in its entirety by reference to the 2008 Plan attached hereto as Appendix A.

General

The 2008 Plan authorizes our board of directors (or, if our board determines, the compensation committee of our board, or another committee or subcommittee of our board) to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, deferred stock, stock payments and performance-based awards structured by our board or a committee within parameters set forth in the 2008 Plan, for the purpose of providing our directors, officers, employees and consultants equity compensation, incentives and rewards for superior performance.

Administration

The 2008 Plan provides that unless and until our board of directors delegates administration of the 2008 Plan to a committee as set forth below, the 2008 Plan will be administered by the full board. Our compensation committee currently administers the 2008 Plan. Our board of directors or the committee to whom administration of the 2008 Plan is delegated is referred to herein as the “plan administrator.” The compensation committee may delegate to a committee of one or more members of our board or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act, employees who are “covered employees” within the meaning of Section 162(m) or to themselves.

Eligibility

Persons eligible to participate in the 2008 Plan include employees, officers and consultants of our company and our subsidiaries, and members of our board of directors, as determined by the plan administrator. Currently, there are approximately 2,000 employees, 5 non-employee directors and 15 consultants eligible to participate in the 2008 Plan.

Limitation on Awards and Shares Available

The aggregate number of shares of our common stock may be issued pursuant to awards granted under the 2008 Plan is equal to the sum of (x) 5,471,350 plus (y) any shares of our common stock that were subject to awards under the 2004 Plan, as amended as of the effective date of the 2008 Plan that terminate, expire or lapse for any reason or are settled in cash after such effective date, and (z) an annual increase in shares on the first day of each year beginning in 2011 and ending in 2018. The annual increase will be equal to the lesser of (A) 2,500,000 shares (as adjusted for stock splits, stock combinations, stock dividends and similar matters), (B) 4.5% of our common stock outstanding on the last day of the prior year or (C) such smaller number of shares as may be determined by our board of directors. In order that the applicable regulations under the Code relating to incentive stock options be satisfied, the maximum number of shares of common stock that may be delivered under the 2008 Plan upon the exercise of incentive stock options will be that number of shares specified in (x) above. The amount of the annual increase was equal to 1,267,426 shares in 2011, 1,284,837 shares in 2012 and 1,266,925 shares in 2013.

If an award terminates, expires or lapses for any reason or is settled in cash, then any shares subject to such award may, to the extent of such termination, expiration, lapse or cash settlement, be used again for new grants under the 2008 Plan. Any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award may not be used again for new grants under the 2008 Plan. Any shares forfeited or repurchased by us pursuant to the 2008 Plan may be used again for new grants.

The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2008 Plan during any calendar year is 1,500,000, and the maximum amount that may be paid in cash to any one participant during any calendar year with respect to one or more awards payable in cash is $2,000,000. These limits are not applicable prior to the expiration of the transition period under Section 162(m) for new publicly-traded companies.

Awards

The 2008 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, stock payments, deferred stock units, and performance awards.

Stock Options. Stock options, both incentive stock options (“ISOs”) and nonqualified stock options, may be granted pursuant to the 2008 Plan. The option exercise price of all stock options granted pursuant to the 2008 Plan may not be less than 100% of the fair market value of our common stock on the date of grant. Stock options may be subject to such vesting and exercisability conditions as determined by the plan administrator. In no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock, however, will have an exercise price that is not less than 110% of the fair market value of our common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides, without being treated as nonqualified stock options. The plan administrator may provide in the terms of the applicable stock option agreement that the holder of the stock option may, at any time before the holder’s termination of service with our company, exercise the stock option in whole or in part prior to the vesting of the stock option. However, shares of common stock acquired upon exercise of a stock option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the plan administrator may determine in its sole discretion.

Restricted Stock. A restricted stock award is the grant of shares of our common stock at a price determined by the plan administrator, which shares are nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing service to us or any of our subsidiaries or achieving performance goals. During the period of restriction, all shares of restricted stock will be subject to restrictions and vesting requirements, as provided by the plan administrator. The restrictions will lapse in accordance with a schedule or other conditions determined by the plan administrator. Restricted stock may not be sold or encumbered until all restrictions are terminated or expire.

Performance Awards. Performance awards may be granted in the form of cash bonus awards, stock bonus awards, performance awards or incentive awards that are paid in cash, shares of our common stock or a combination of both. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator. In making such determinations, the plan administrator will consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular grantee. Performance awards granted in the form of a cash bonus may be payable upon the attainment of pre-established performance goals based on established performance criteria. The goals are established and evaluated by the plan administrator and may relate to performance over any periods as determined by the plan administrator. The plan administrator will determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m). Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m).

The plan administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m), that are intended to be performance-based compensation within the meaning of Section 162(m) in order to preserve the deductibility of these awards for federal income tax purposes. Under the 2008 Plan, these performance-based awards may be either equity awards or performance bonus awards. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by our board of directors for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: (i) net earnings or loss (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) adjusted earnings or loss (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (iii) gross or net sales or revenue; (iv) net income or loss (either before or after taxes); (v) adjusted net income; (vi) operating earnings or profit; (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) return on assets; (ix) return on capital; (x) return on stockholders’ equity; (xi) total stockholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs; (xv) funds from operations; (xvi) expenses; (xvii) working capital; (xviii) earnings per share; (xix) adjusted earnings per share; (xx) price per share of Common Stock; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) comparisons with various stock market indices; (xxv) debt reduction; (xxvi) shareholder equity; (xxvii) operating efficiency; (xxviii) customer satisfaction and/or growth; (xxix) employee satisfaction; (xxx) research and development achievements; (xxxi) financial ratios; (xxxii) financing and other capital raising transactions; (xxxiii) implementation, completion or attainment of measurable objectives; (xxxiv) recruiting and maintaining personnel; and (xxxv) year-end cash. These criteria may be measured with respect to our company, or any division or other business unit of our company, either in absolute terms, or as compared to any incremental increase or decrease, or as compared to results of a peer group or market performance indicators or indices. Our compensation committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, our compensation committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, our compensation committee may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to our company or any of our subsidiaries on the date the performance-based award is paid to be eligible for a performance-based award for any period.

The plan administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals. Such adjustments may include one or more of the following: items related to a change in accounting principle, items relating to financing activities, expenses for restructuring or productivity initiatives, other non-operating items, items related to acquisitions, items attributable to the business operations of any entity acquired by our company during the performance period, items related to the disposal of a business or segment of a business, items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles, items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period, other items of significant income or expense which are determined to be appropriate adjustments, items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets, items that are outside the scope of our core, on-going business activities or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

For all awards intended to qualify as performance-based compensation, such determinations will be made by our compensation committee within the time prescribed by, and otherwise in compliance with, Section 162(m).

Dividend Equivalents. Dividend equivalents may be granted pursuant to the 2008 Plan, except that no dividend equivalents may be payable with respect to options or stock appreciation rights pursuant to the 2008 Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. Dividend equivalents that are granted by the plan administrator are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, or is distributed or expires, as determined by the plan administrator. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula, at such time and subject to such limitations as may be determined by the plan administrator.

Stock Payments. A stock payment is a payment in the form of shares of our common stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the plan administrator and may be based on achieving one or more of the performance criteria listed above, or other specific criteria determined by the plan administrator. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Deferred Stock. Deferred stock is a right to receive shares of our common stock. The number of shares of deferred stock will be determined by the plan administrator and may be based on achieving one or more of the performance criteria listed above, or other specific criteria determined by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator. Except as otherwise determined by the plan administrator, shares underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or other conditions set by the plan administrator. Deferred stock may constitute or provide for a deferral of compensation subject to Section 409A of the Code, and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Restricted Stock Units. A restricted stock unit award provides for the issuance of cash, shares of our common stock or both, at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The plan administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving performance goals or other specific criteria, including service to our company or any of our subsidiaries. The plan administrator will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares or cash underlying the restricted stock units will be issued or paid, which dates may not be earlier than the date as of which the restricted stock units vest and which conditions and dates will be subject to compliance with Section 409A of the Code. On the distribution dates, our company will transfer to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share of common stock in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to our company for such shares of our common stock. Restricted stock units may constitute or provide for a deferral of compensation subject to Section 409A of the Code, and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Stock Appreciation Rights. A stock appreciation right entitles its holder, upon exercise of all or a portion of the stock appreciation right, to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the stock appreciation right from the fair market value on the date of exercise of the stock appreciation right by the number of shares with respect to which the stock appreciation right has been exercised, subject to any limitations imposed by the plan administrator. The exercise price per share subject to a stock appreciation right will be set by the plan administrator, but may not be less than 100% of the fair market value on the date the stock appreciation right is granted. The plan administrator determines the period during which the right to exercise the stock appreciation right vests in the holder. No portion of a stock appreciation right which is unexercisable at the time the holder’s employment with us terminates will thereafter become exercisable, except as may be otherwise provided by the plan administrator. Payment of the stock appreciation right may be in cash, shares, or a combination of both, as determined by the plan administrator.

Payment Methods

The plan administrator will determine the methods by which payments by any award holder with respect to any awards granted under the 2008 Plan may be paid, the form of payment, including, without limitation: (1) cash or check; (2) shares of our common stock issuable pursuant to the award or held for such period of time as may be required by the plan administrator in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate payments required; (3) other property acceptable to the plan administrator (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of our common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale); or (4) other form of legal consideration acceptable to the plan administrator.

Vesting and Exercise of an Award

The applicable award agreement governing an award generally will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the holder’s termination of service with us will subsequently become vested, except as may be otherwise provided by the plan administrator in the agreement relating to the award or by action following the grant of the award.

Upon the grant of an award or following the grant of an award, the plan administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events, including a change in control or a holder’s termination of employment or service with us or otherwise.

Upon a termination of an option holder’s service with our company, the holder or the holder’s estate or beneficiary, as applicable, may exercise the holder’s stock option, to the extent it is vested on the date of termination, within the period of time following termination as is specified in the applicable award agreement. However, in no event will the stock option be exercisable later than the expiration of the term of the stock option as set forth in the award agreement unless otherwise determined by the plan administrator. If, on the date of termination, the participant is not vested as to his or her entire option, the shares of common stock covered by the unvested portion of the option will be forfeited. If, after termination, to the extent that the participant does not exercise his or her option within the time period specified in the award agreement (or as determined by the plan administrator), the option will terminate.

Transferability

No award under the 2008 Plan may be transferred other than by will or the laws of descent and distribution or, subject to the consent of the plan administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing, subject to certain terms and conditions, the plan administrator may permit an award holder to transfer an award other than an ISO to any “permitted transferee” under applicable securities laws or any other transferee specifically approved by the plan administrator, including any non-profit charitable organizations. In addition, the plan administrator may permit a holder to transfer ISOs to a trust that constitutes a permitted transferee, subject to certain terms and conditions. Further, an award holder may, in a manner determined by the plan administrator, designate a beneficiary to exercise the holder’s right and to receive any distribution with respect to any award upon the holder’s death, subject to certain terms and conditions. No award may be transferred for consideration.

Restrictions on Shares

Shares of common stock issued or transferred pursuant to awards under the 2008 Plan may be subject to such terms and conditions as the plan administrator determines in its sole discretion, including, without limitation, transferability restrictions, repurchase rights and requirements that shares of common stock be transferred in the event of certain restrictions.

Adjustment Provisions; Corporate Transactions

Certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend or certain recapitalizations may affect the share price of our common stock (which transactions are referred to collectively as “equity restructurings”). In the event that an equity restructuring occurs, our board of directors will equitably adjust the class of shares issuable and the maximum number and kind of shares of our common stock subject to the 2008 Plan, and will equitably adjust outstanding awards as to the class, number of shares and price per share of our common stock. Other types of transactions may also affect our common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and our board of directors determines that an adjustment to the 2008 Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the 2008 Plan, the plan administrator may equitably adjust the 2008 Plan as to the class of shares issuable and the maximum number of shares of our common stock subject to the 2008 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and may adjust any outstanding awards as to the class, number of shares and price per share of our common stock in such manner as it may deem equitable. In addition, the plan administrator may take certain other actions regarding the treatment of outstanding awards in the event of such a transaction, including a cash-out, replacement, assumption or substitution of such awards.

In the event of a “change in control” of our company (as defined in the 2008 Plan), any or all outstanding awards may be assumed or equivalent awards substituted by the successor corporation or a parent or subsidiary of the successor corporation. Any outstanding award that is not assumed or submitted will become fully vested and exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on such awards will lapse, and each such award will terminate upon the occurrence of such change in control. Any such accelerated vesting and exercisability shall be subject to and contingent upon the occurrence of the change in control.

Amendment and Termination

Our board of directors may terminate, amend, or modify the 2008 Plan at any time. However, except to the extent permitted by the 2008 Plan in connection with certain changes in capital structure, stockholder approval will be required for any amendment to (i) increase the number of shares available under the 2008 Plan or increase the individual annual award limits, (ii) reduce the price per share of any outstanding option or stock appreciation right granted under the 2008 Plan or (iii) cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying share of our common stock. In addition, except with respect to certain modifications relating to deferred compensation under Section 409A of the Code, no amendment, suspension or termination of the 2008 Plan will, without the consent of the affected participant, impair any rights or obligations under any outstanding award, unless the award itself otherwise expressly so provides.

In no event may an award be granted pursuant to the 2008 Plan on or after the tenth anniversary of the date our board of directors approved the 2008 Plan.

New Plan Benefits

Except with respect to grants of stock options that will be awarded to non-employee directors serving on our board of directors on the date of this Annual Meeting, which are shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the 2008 Plan will be determined in the discretion of our compensation committee in the future, and our compensation committee has not made any determination to make future grants to any persons under the 2008 Plan as of the date of this proxy statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2008 Plan or the benefits that would have been received by such participants if the 2008 Plan had been in effect in the year ended December 31, 2012.

Name and Position	Dollar Value of Stock Options ($)	Stock Option Grants (#)
Zorik Gordon, Chief Executive Officer	--	--
Ross G. Landsbaum, Chief Financial Officer	--	--
Nathan Hanks, President	--	--
Michael Kline, Chief Strategy Officer and President of Local Commerce	--	--
Joshua Claman, Chief Revenue Officer	--	--
John Mazur, Chief Executive Officer, ReachLocal Europe	--	--
Executive Group	--	--
Non-Executive Officer Employee Group	--	--
Non-Employee Director Group (1)	150,000	--

(1)
Pursuant to our Director Compensation Program, on the date of each annual stockholders’ meeting, each non-employee director serving on our Board, will be awarded (1) a stock option with a value of $150,000 on that date. Each such stock option and restricted stock unit award will vest in full on the first anniversary of the grant date or, if earlier, the date of the next annual shareholder meeting, subject to continued service through the applicable vesting date.

Awards Granted to Certain Persons Granted as of March 27, 2013

The table below sets forth summary information concerning the number of shares of our common stock subject to stock options, restricted stock units and restricted stock awards granted to certain persons under the 2008 Plan as of March 27, 2013. Stock options granted under the 2008 Plan to employees typically have a maximum term of seven years and stock options granted under the 2008 Plan to non-employee directors typically have a maximum term of ten years. The exercise price of all such stock options may not be less than 100% of the fair market value of the underlying share on the date of grant. Certain awards set forth in this table for the named executive officers were granted in 2012 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this proxy statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2012 and therefore also are included in the Director Compensation Table set forth in this proxy statement and are not additional awards.

Name and Position	Stock Option Grants (#)		Weighted Average Exercise Price ($)	Restricted Stock Awards (#)	RSUs (#)
Zorik Gordon, Chief Executive Officer	1,138,591	(1)	13.37	64,225	--
Ross G. Landsbaum, Chief Financial Officer	554,458	(1)	12.41	29,213	--
Nathan Hanks, President	670,660		12.80	60,475	--
Michael Kline, Chief Strategy Officer and President of Local Commerce	572,965	(1)	13.20	6,000	--
Joshua Claman, Chief Revenue Officer	175,590		12.05	44,038	--
John Mazur, Chief Executive Officer, ReachLocal Europe	143,239	(1) (2)	15.09	14,650	--
All current executive officers as a group (7 persons)	3,431,403	(1)	13.61	253,177	--
All current non-employee directors as a group (5 persons)	563,055		10.00	--	--
Robert Dykes, Director	117,611		11.01	--	--
Alan Salzman, Director	117,611		11.01	--	--
Each associate of any such directors, executive officers or nominees	--		--	--	--
Each other person who received or is to receive 5% of such options or rights	--		--	--	--
All employees except current executive officers as a group	6,017,195	(1)	12.85	139,050	880,678

(1)	Includes stock options that were subsequently surrendered on June 25, 2012 pursuant to the stock option exchange.
(2)	Includes 20,000 shares of a 50,000 share option that Mr. Mazur voluntarily forfeited, in order to allow options covering an aggregate of 20,000 shares to be issued to other European employees.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2008 Plan.  This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed.  This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options.  If an optionee is granted a non-qualified stock option under the 2008 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options.  A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.  We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards.  The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: stock appreciation rights (SARs) are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards and other types of awards are generally subject to income tax at the time of payment, vesting or settlement based on the fair market value of the award on that date. Compensation otherwise effectively deferred will generally be subject to income taxation when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2008 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.”  In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code requires that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors”, (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the shareholders and (iv) compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

Notwithstanding these general requirements for qualified performance-based compensation, Section 162(m) contains a transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, which generally provides that certain compensation paid under a plan that existed prior to the initial public offering will not be subject to Section 162(m) until the earliest to occur of:

  •   The first material modification of the plan;

  •   The issuance of all of the shares of stock reserved for issuance under the plan;

  •   The expiration of the plan; or

  •   The first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation’s initial public offering was consummated.

The 2008 Plan has been designed to permit the compensation committee to grant stock options and other awards which will qualify as “qualified performance-based compensation.”  Since our initial public offering, we have relied on the exemption from Section 162(m) afforded by the transition rule described above for compensation paid pursuant to the 2008 Plan.  If the 2008 Plan is approved by our stockholders, the compensation committee may, but is not obligated to, grant awards under the 2008 Plan that constitute qualified performance based compensation under Section 162(m).  If our stockholders do not approve the 2008 Plan, we will not make any further grants under the 2008 Plan to Section 162(m) covered employees or pay any compensation under the 2008 Plan to Section 162(m) covered employees (other than pursuant to awards granted prior to the date of our Annual Meeting).

Section 409A of the Code

Certain types of awards under the 2008 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code.  Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2008 Plan and awards granted under the 2008 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2008 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

The Board unanimously recommends that you vote “FOR” the approval of our Amended and Restated 2008 Stock Incentive Plan.

Approval of the stock incentive plan proposal requires the affirmative vote of a majority of votes cast on the proposal at the Annual Meeting. Abstentions will have no effect on this proposal.  Brokers are not empowered to vote on the stock incentive plan proposal without instruction from the beneficial owner of the shares.  Resulting broker non-votes will not be counted as votes cast either for or against the proposal and therefore will not affect the outcome of the proposal.

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The audit committee has appointed the firm of Grant Thornton LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2013.  This appointment will continue at the discretion of the audit committee and is presented to the stockholders for ratification as a matter of good governance.  In the event that this appointment is not ratified by our stockholders, the audit committee will consider that fact when it selects our independent auditor for the following fiscal year.

Grant Thornton LLP has served as our independent registered public accounting firm since 2007, and one or more representatives of Grant Thornton LLP will be present at the Annual Meeting.  These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board unanimously recommends that you vote “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm.

The affirmative vote of the holders of a majority in voting power of the shares which are present in person or by proxy and entitled to vote thereon at the Annual Meeting, provided a quorum is present, is required for the ratification of the selection of Grant Thornton LLP as our independent auditors.  Abstentions will have the same effect as voting against this proposal.  Brokers generally have discretionary authority to vote on the ratification of our independent auditors, thus broker non-votes are not expected to result from the vote on this proposal.

Certain Relationships and Related Party Transactions

Since January 1, 2012, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of our capital stock or entities affiliated with them, had or will have a direct or indirect material interest, other than in the transactions described below.

Investors’ Rights Agreement

We are party to an investors’ rights agreement which provides that certain holders of our common stock have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

We have entered, or will enter, into an indemnification agreement with each of our directors and officers. The indemnification agreements and our Certificate of Incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Shares Sold and Purchased by Insiders

We have granted stock options to our executive officers and our directors.  For a description of these options, see “Executive Compensation Tables — Grants of Plan-Based Awards in 2012” and “2012 Director Compensation,” above.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions.  This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $50,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person.  While the policy covers related party transactions in which the amount involved exceeds $50,000, the policy states that related party transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by the Securities Act, Exchange Act and related rules.  Our Board set the $50,000 threshold for approval of related party transactions in the policy at an amount lower than that which is required to be disclosed under the Securities Act, Exchange Act and related rules because we believe it is appropriate for our audit committee to review transactions or potential transactions in which the amount involved exceeds $50,000, as opposed to $120,000.

Pursuant to this policy, our audit committee will (i) review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and (ii) take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics.  Management will present to our audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto, and will update the audit committee as to any material changes to any related party transaction.  All related party transactions may only be consummated if our audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy.  Certain types of transactions are pre-approved by our audit committee under the policy.  These pre-approved transactions include: (i) certain compensation arrangements; (ii) transactions in the ordinary course of business where the related party’s interest arises only (a) from his or her position as a director of another entity that is party to the transaction, and/or (b) from an equity interest of less than 5% in another entity that is party to the transaction, or (c) from a limited partnership interest of less than 5%, subject to certain limitations; and (iii) transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of equity securities of our company where all holders of such class of equity securities will receive the same benefit on a pro rata basis.  No director may participate in the approval of a related party transaction for which he or she is a related party.

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and anyone owning more than ten percent of a registered class of our equity securities to file reports detailing ownership and changes in ownership with the SEC.  SEC regulations also require these persons to provide us with a copy of all reports filed.

Based solely on our review of the copies of reports and related amendments we have received, we believe that during and with respect to the 2012 fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent owners were met.

Stockholder Proposals for Inclusion in the 2012 Proxy Statement

Stockholders wishing to present proposals for inclusion in our proxy statement for the 2014 annual meeting under Rule 14a-8 of the Exchange Act, must submit their proposals to us no later than December 3, 2013. Proposals should be sent to Adam F. Wergeles, Secretary, ReachLocal, Inc., 21700 Oxnard Street, Suite 1600 Woodland Hills, California 91367.

Other Proposals and Stockholder Nominations for Director

Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2014 annual meeting that will not be included in our proxy statement, you must notify us in writing and such notice must be received by us no earlier than January 22, 2014 and no later than February 21, 2014; provided that if the date of the annual meeting is earlier than April 22, 2014 or later than July 21, 2014, you must give notice not earlier than the 120th day and not later than the 90th day prior to such annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made (such notice within such time periods, “Timely Notice”).  In addition, with respect to nominations for directors, if the number of directors to be elected at the 2014 annual meeting is increased and there is no public announcement by us naming all of the nominees for director at least 100 days prior to May 22, 2014, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to us not later than the close of business on the 10th day following the day on which such public announcement is first made by us.  In addition, the nominating and corporate governance committee of the Board will consider suggestions from stockholders for potential Board nominees for election as directors to be presented at the 2014 annual meeting.  The person recommending the nominee must be a stockholder entitled to vote at the 2013 annual meeting, and the recommendation must be made pursuant to Timely Notice.  For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws.  The nominating and corporate governance committee will consider nominees suggested by stockholders on the same terms as nominees selected by the nominating and corporate governance committee.  You may write to Adam F. Wergeles, Secretary, ReachLocal, Inc., 21700 Oxnard Street, Suite 1600 Woodland Hills, California 91367, to deliver the notices discussed above and to request a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials.  A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Adam F. Wergeles, Secretary, ReachLocal, Inc., 21700 Oxnard Street, Suite 1600 Woodland Hills, California 91367 or contact us by telephone at 818-274-0260.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, neither the preceding Report of the Audit Committee nor the Report of the Compensation Committee will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes.  In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Availability of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, which includes certain financial information about ReachLocal, is enclosed together with this proxy statement.  Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the SEC (exclusive of exhibits and documents incorporated by reference) may also be obtained for free by directing written requests to Adam F. Wergeles, Secretary, ReachLocal, Inc., 21700 Oxnard Street, Suite 1600 Woodland Hills, California 91367.  Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents.  You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, http://www.sec.gov, or on our website, http://investors.reachlocal.com.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors Adam F. Wergeles Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

REACHLOCAL, INC.

May 22, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://investors.reachlocal.com/annuals.cfm

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20333000000000000000 6 052213

The Board Recommends a Vote "FOR" the nominees for director named in Proposal 1 and "FOR" Proposals 2 and 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Zorik Gordon
- ○ Robert Dykes
- ○ Alan Salzman

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2012 Annual Report to Shareholders.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Appendix A
REACHLOCAL, INC. AMENDED AND RESTATED
2008 STOCK INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the ReachLocal, Inc. Amended and Restated Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of ReachLocal, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.  The Plan amends and restates in its entirety the ReachLocal, Inc. 2008 Stock Incentive Plan (the “Original Plan”).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1           “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12.  With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2           “Affiliate” shall mean an “affiliate” as defined in the Securities Act.

2.3           “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a  Stock Payment award or a  Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.4           “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.5           “Award Limit” shall mean with respect to Awards that shall be payable in shares of Common Stock or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.6           “Board” shall mean the Board of Directors of the Company.

2.7           “Change in Control” shall mean and includes each of the following:

(a)           A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, VantagePoint Venture Partners or any of its Affiliates, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 40% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)           During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.7(a) or Section 2.7(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)           The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)           Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)           After which no person or group beneficially owns voting securities representing 40% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.7(c)(ii) as beneficially owning 40% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)           The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.8             “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.9            “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

2.10           “Common Stock” shall mean the common stock of the Company.

2.11           “Company” shall mean ReachLocal, Inc., a Delaware corporation.

2.12           “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or, prior to the Public Trading Date, under Rule 701 of the Securities Act.

2.13            “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.14           “Deferred Stock” shall mean a right to receive Common Stock awarded under Section 9.4.

2.15           “Director” shall mean a member of the Board, as constituted from time to time.

2.16           “Disability” shall mean a Holder’s total and permanent disability within the meaning of Section 22(e)(3) of the Code.

2.17           “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 9.2.

2.18           “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19           “Effective Date” shall mean the date on which the Original Plan was adopted by the Board.

2.20           “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.21           “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.22           “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.23           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24           “Fair Market Value” shall mean, as of any given date, the value of a share of Common Stock determined as follows:

(a)           If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)           If the Common Stock is not listed on an established stock exchange or national market system , but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)           If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be the fair market value of the Common Stock established by the Administrator in good faith and in accordance with generally accepted valuation principles.

2.25           “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26           “Holder” shall mean a person who has been granted an Award.

2.27           “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28           “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.29           “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.30           “Option” shall mean a right to purchase shares of Common Stock at a specified exercise price, granted under Article 6.  An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

2.31           “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 9.1.

2.32           “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.33           “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)           The Performance Criteria that shall be used to establish Performance Goals are limited to the following:  (i) net earnings or loss (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income or loss (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) comparisons with various stock market indices; (xxv) debt reduction; (xxvi) shareholder equity; (xxvii) operating efficiency; (xxviii) customer satisfaction and/or growth; (xxix) employee satisfaction; (xxx) research and development achievements; (xxxi) manufacturing achievements; (xxxii) financial ratios; (xxxiii) financing and other capital raising transactions; (xxxiv) implementation, completion or attainment of measurable objectives; (xxxv) recruiting and maintaining personnel; and (xxxvi) year-end cash, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)           The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.  Such adjustments may include one or more of the following:  (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.  For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.34           “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

2.35           “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.36           “Plan” shall mean this ReachLocal, Inc. Amended and Restated 2008 Stock Incentive Plan, as it may be amended or restated from time to time.

2.37           “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.38            “Restricted Stock” shall mean Common Stock awarded under Article 8 or acquired pursuant to the exercise of an unvested Option in accordance with Section 6.8, in each case that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.39           “Restricted Stock Units” shall mean the right to receive cash, shares of Common Stock, or both, as awarded under Section 9.5.

2.40           “Securities Act” shall mean the Securities Act of 1933, as amended.

2.41           “Shares” shall mean shares of Common Stock.

2.42           “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.43           “Stock Payment” shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.44           “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.45           “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.46           “Termination of Service” shall mean,

(a)  As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.   For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

2.47           “2004 Plan” shall mean the ReachLocal, Inc. 2004 Stock Plan.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1              Number of Shares.

(a)           Subject to Section 13.2 and Section 3.1(b) the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (x) 5,471,350, (y) any shares of Common Stock subject to awards outstanding under the 2004 Stock Plan as of the Effective Date which, on or after the Effective Date, terminate, expire, or lapse for any reason without the delivery of shares to the holder thereof; and (z) an annual increase on the first day of each calendar year beginning in 2011 and ending in 2018, equal to the lesser of (A) 2,500,000 shares, (B) four and one-half percent (4.5%) of the shares of Common Stock outstanding (on an as converted basis, assuming the conversion of all shares of preferred stock, but excluding shares issuable upon the exercise or payment of stock options, warrants and other equity awards with respect to which shares have not actually been issued) on the last day of the immediately preceding fiscal year and (C) such smaller number of Shares as determined by the Board.  In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Common Stock that may be delivered under the Plan upon the exercise of Incentive Stock Options shall be that number of shares specified in Section 3.1(a)(x) above.

(b)           To the extent that an Award terminates, expires, or lapses for any reason, or an Award is settled in cash without the delivery of shares to the Holder, then any shares of Common Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan.  Any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall be counted against the number of Shares available under the Plan and shall not be available for future grants of Awards.  Any shares of Common Stock forfeited or repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such shares are returned to the Company will again be available for Awards.  For purposes of number of Shares available under Section 3.1(a), Shares subject to Stock Appreciation Rights shall be counted as one share delivered for each Stock Appreciation Right awarded, regardless of the number of Shares actually delivered upon exercise of the Stock Appreciation Right.  To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to the Plan.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.  Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)           Substitute Awards shall not reduce the Shares authorized for grant under the Plan.  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination

3.2           Stock Distributed.  Any Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3           Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,500,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $2,000,000; provided, however, that the foregoing limitations shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitations shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3.1); (b) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (e) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE 4.

GRANTING OF AWARDS

4.1           Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan.  No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2           Award Agreement.  Each Award shall be evidenced by an Award Agreement.  Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.  Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3           Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4           At-Will Employment.  Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5           Foreign Holders.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign stock exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act or any other securities law or governing statute or any other applicable law.

4.6           Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1           Purpose.  The Committee, in its sole discretion, may determine whether an Award is to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan.  The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.  Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of GAAP.

5.2           Applicability.  The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3           Types of Awards.  Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any performance or incentive Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4           Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 7 or 8 to one or more Eligible Individuals and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Holders, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

5.5           Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period.  Furthermore, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6           Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1           Granting of Options to Eligible Individuals.  The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2           Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation of the Company (as defined in Section 424(f) of the Code).  No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.  Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.  The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted.

6.3           Option Exercise Price.  The exercise price per share of Common Stock subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).  In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4           Option Term.  The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder.  Subject to Sections 7.3, 7.4 and 7.5, the Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5           Option Vesting.

(a)           The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted.  Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator.  At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)           No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

6.6           Substitute Awards.  Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:  (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of:  (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7           Substitution of Stock Appreciation Rights.  The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Common Stock for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

6.8           Early Exercisability.  The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the date of the Holder’s Termination of Service, exercise the Option in whole or in part prior to the full vesting of the Option; provided, that subject to Section 8.4 hereof, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1           Partial Exercise.  An exercisable Option may be exercised in whole or in part.  However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2           Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)           A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)           Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)           In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d)           Full payment of the exercise price and applicable withholding taxes to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3           Termination of Service.  Upon a Termination of Service other than by reason of the Holder’s Disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination; provided, however, that, prior to the Public Trading Date, to the extent required by applicable law, such period of time shall not be less than thirty (30) days (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement).  If, on the date of termination, the Holder is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  If, after termination, the Holder does not exercise his or her Option within the time period specified in the Award Agreement or as otherwise determined by the Administrator, the Option shall terminate, and the shares of Common Stock covered by such Option shall again become available for issuance under the Plan.

7.4           Disability of Holder.  Upon a Termination of Service as a result of the Holder’s Disability, the Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination; provided, however, that prior to the Public Trading Date, to the extent required by applicable law, such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  If, on the date of termination, the Holder is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  If, after termination, the Holder does not exercise his or her Option within the time specified in the Award Agreement or as otherwise determined by the Administrator, the Option shall terminate, and the shares of Common Stock covered by such Option shall again become available for issuance under the Plan.

7.5           Death of Holder.  Upon a Termination of Service as a result of the Holder’s death, the Option may be exercised within such period of time as is specified in the Award Agreement; provided, however, that prior to the Public Trading Date, to the extent required by applicable law, such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is or becomes vested as of the date of death.  If, as of the date of death, the Holder is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution.  If the Option is not so exercised within the time specified, herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall again become available for issuance under the Plan.

7.6           Notification Regarding Disposition.  The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1           Award of Restricted Stock.

(a)           The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)           The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.  In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2           Rights as Stockholders.  Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.3.

8.3           Restrictions.  All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide.  Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator.  By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement.  Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4           Repurchase or Forfeiture of Restricted Stock.  If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Award Agreement  The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5           Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.  Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6           Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

9.1           Performance Awards.

(a)           The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation.  The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Eligible Individual.  Performance Awards may be paid in cash, shares of Common Stock, or both, as determined by the Administrator.

(b)           Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.  Additionally, any such bonuses paid to any Eligible Individual shall be subject to the Award Limit.

9.2           Dividend Equivalents.

(a)           Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator.  Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b)           Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3           Stock Payments.  The Administrator is authorized to make Stock Payments to any Eligible Individual.  The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator.  Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4           Deferred Stock.  The Administrator is authorized to grant Deferred Stock to any Eligible Individual.  The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or other conditions or criteria set by the Administrator.  Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued to the Holder.

9.5           Restricted Stock Units.  The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual.  The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator.  The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.  The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the shares of Common Stock or cash underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code.  Restricted Stock Units may be paid in cash, shares of Common Stock, or both, as determined by the Administrator.  On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.6           Term.  The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.7           Exercise or Purchase Price.  The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a  Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable law.

9.8           Exercise upon Termination of Service.  A Performance Award, Dividend Equivalent award, Deferred Stock award,  Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable.  The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1           Grant of Stock Appreciation Rights.

(a)           The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)           A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.  Except as described in (c) below, the exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)           Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:  (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of:  (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2           Stock Appreciation Right Vesting.

(a)           The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted.  Such vesting may be based on service with the Company or any Subsidiary, or any other criteria selected by the Administrator.  At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)           No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3           Manner of Exercise.  All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)           A written notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)           Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)           In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4           Payment.  Payment of the amounts determined under Section 10.2(c) and 10.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the  Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1           Payment.  The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) shares of Common Stock (including, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) or shares of Common Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator.  The Administrator shall also determine the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Holders.  Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2           Tax Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan.  The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the surrender of shares of Common Stock). The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Common Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3           Transferability of Awards.

(a)           Except as otherwise provided in Section 11.3(b):

(i)           No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)           No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)           During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)           Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions:  (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award may not be transferred to a Permitted Transferee for consideration; (iii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iv) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.  For purposes of this Section 11.3(b), “Permitted Transferee” shall mean, with respect to a Holder, (I) prior to the Public Trading Date, any “family member” of the Holder, as defined under Rule 701 of the Securities Act and (II) on or after the Public Trading Date, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards, including, without limitation, any non-profit charitable organization.  In addition, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)           Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written consent of the Holder’s spouse.  If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4           Conditions to Issuance of Shares.

(a)           Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Board may require that a Holder make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)           All Common Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded.  The Administrator may place legends on any Common Stock certificate or book entry to reference restrictions applicable to the Common Stock.

(c)           The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)           No fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)           Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing shares of Common Stock issued in connection with any Award and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5           Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that:  (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

11.6           Restrictions on Shares.

(a)           Shares of Common Stock issued or transferred pursuant to Awards under the Plan shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, transferability restrictions, repurchase rights, requirements that shares of Common Stock be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of shares of Common Stock, voting agreements, tag-along rights and bring-along rights.  Such terms and conditions may, in the Administrator’s sole discretion, be contained in the applicable Award Agreement, exercise notice or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator in its sole discretion.  The issuance or transfer of such shares of Common Stock shall be conditioned on the Holder’s consent to such terms and conditions or the Holder’s entering into such agreement or agreements.

(b)           To the extent required to comply with applicable law, any repurchase right with respect to an Award granted prior to the Public Trading Date shall be subject to the following terms:  (i) if the repurchase right gives the Company the right to repurchase the shares at not less than the Fair Market Value of the shares to be purchased on the date of termination, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within six months after the date of termination (or in the case of shares issued upon exercise of an Option after such date of termination, within six months after the date of the exercise) and (B) the right shall terminate when the shares become publicly traded; and (ii) if the repurchase right gives the Company the right to repurchase the shares upon termination at the original purchase price of such shares, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares per year over five (5) years from the date the Option or Award is granted (without respect to the date the Option was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within six months after the date of termination (or, in the case of shares issued upon exercise of an Option after such date of termination, within six months after the date of the exercise).

11.7           Holder Representations.  The Company may require an individual, as a condition to the grant or exercise of, or acquisition of shares under, any Award, (i) to give written representations satisfactory to the Company as to the individual’s knowledge and experience in financial and business matters, and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and to give written representations satisfactory to the Company that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of receiving or exercising the Award or acquiring the shares; (ii) to give written representations satisfactory to the Company stating that the individual is acquiring the stock subject to the Award for the individual’s own account and not with any present intention of selling or otherwise distributing the stock; and (iii) to give such other written representations as are deemed necessary or appropriate by the Company and its counsel.  The foregoing requirements, and any representations given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of shares under the applicable Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

11.8           Lock-Up Agreement.  Each Holder shall agree, if so requested by the Company and an underwriter of shares of Common Stock in connection with any public offering of the Company, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares held by the Holder for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with the Company’s initial public offering of Common Stock, as such underwriter shall specify reasonably and in good faith.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.  Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by such underwriter or the Company to continue coverage by research analysts in accordance with NASD Rule 2711 or any successor rule.

ARTICLE 12.

ADMINISTRATION

12.1           Administrator.  Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the terms “Administrator” and “Committee” as used in this Plan shall be deemed to refer to the Board.  The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee.  From and after the Public Trading Date, the Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Common Stock are traded); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee.  Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment, committee members may resign at any time by delivering written notice to the Board, and vacancies in the Committee may only be filled by the Board.  Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2           Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions.  The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10.  Any such grant or award under the Plan need not be the same with respect to each holder.  Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3           Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4           Authority of Administrator.  Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)               Designate Eligible Individuals to receive Awards;

(b)               Determine the type or types of Awards to be granted to each Holder;

(c)               Determine the number of Awards to be granted and the number of shares of Common Stock to which an Award will relate;

(d)               Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)               Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Common Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)                Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)               Decide all other matters that must be determined in connection with an Award;

(h)               Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)                Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)                Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5           Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6           Delegation of Authority.  To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, the following individuals:  (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1           Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board.  However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan or increase the Award Limit, or (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.  Except as provided in Section 13.11, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.  No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

13.2           Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)           In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.  Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)           In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles.

(i)           To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)           To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)          To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)          To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)           To provide that the Award cannot vest, be exercised or become payable after such event.

(c)           In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i)           The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted.  The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii)           The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit).

(d)           Notwithstanding any other provision of the Plan, in the event of a Change in Control, any or all outstanding Awards may be assumed or equivalent Awards substituted by the successor corporation or a parent or subsidiary of the successor corporation.

Notwithstanding the foregoing, any outstanding Award that is not so assumed or substituted shall become fully vested and exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on such Awards shall thereupon lapse, and each such Award shall terminate upon the occurrence of such Change in Control.   Any such accelerated vesting and exercisability shall be subject to and contingent upon the occurrence of the Change in Control.

For purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(e)           The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f)           With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify.  No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code unless the Administrator determines otherwise.  Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g)           The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h)           No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(i)           In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of not more than thirty (30) days prior to the consummation of any such transaction.

13.3           Approval of Plan by Stockholders.  The Original Plan was submitted to and approved by the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Original Plan. The Plan, as amended and restated, will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of Plan, as amended and restated.  Awards may be granted or awarded under the Plan, as amended and restated, following the Board’s adoption of the Plan and prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan, as amended and restated, is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all such Awards previously granted or awarded under the Plan, as amended and restated, shall thereupon be canceled and become null and void.

13.4           No Stockholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

13.5           Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6           Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary.  Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary:  (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7           Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8           Information to Holders.  Prior to the Public Trading Date and to the extent required to comply with applicable law, the Company shall provide to each Holder and to each individual who acquires shares of Common Stock pursuant to the Plan, not less frequently than annually, copies of annual financial statements.

13.9           Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.10           Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

13.11           Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.12           No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.13           Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.14           Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.15           Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.16           Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.